Filed Pursuant to Rule No. 424(b)(5)
Registration No.: 333-264453, 333-264453-01,
333-264453-02, 333-264453-04

Prospectus Supplement

(To Prospectus dated April 22, 2022)

€1,500,000,000

WarnerMedia Holdings, Inc.

4.302% Senior Notes due 2030

4.693% Senior Notes due 2033

Unconditionally Guaranteed by

Warner Bros. Discovery, Inc.

We are offering €650,000,000 aggregate principal amount of 4.302% Senior Notes due 2030 (the “2030 notes”) and €850,000,000 aggregate principal amount of 4.693% Senior Notes due 2033 (the “2033 notes” and together with the 2030 notes, the “senior notes”). The 2030 notes will bear interest at the rate of 4.302% per year. The 2030 notes will mature on January 17, 2030. The 2033 notes will bear interest at the rate of 4.693% per year. The 2033 notes will mature on May 17, 2033. Interest on the 2030 notes will be payable annually on January 17 of each year, beginning on January 17, 2025. Interest on the 2033 notes will be payable annually on May 17 of each year, beginning on May 17, 2025.

We may redeem either series of senior notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement. In addition, either series of senior notes may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. If a Change of Control Triggering Event (as defined herein) occurs, we must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The senior notes will be unsecured and will rank equally with all our other unsecured senior indebtedness. The senior notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Warner Bros. Discovery, Inc. (“WBD”), our parent company, and each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit Facility (as defined herein) or any Material Debt (as defined herein). The senior notes will rank senior in right of payment to all of the Issuer’s future subordinated debt and rank equally in right of payment with the Issuer’s existing and future senior debt, including debt under the Issuer’s existing senior notes and the Senior Credit Facility. The senior notes will be effectively subordinated to any of the Issuer’s existing and future secured debt, to the extent of the value of the assets securing such debt, and the senior notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries that do not guarantee the senior notes.

The note guarantees will rank senior in right of payment to all of the guarantors’ future subordinated debt and rank equally in right of payment with all of the guarantors’ existing and future senior debt, including debt under existing senior notes and the Senior Credit Facility. The note guarantees will be effectively subordinated to any of the guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt, and the note guarantees will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries that do not guarantee the senior notes. The senior notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Concurrently with this offering, the Issuer, Warner Media, LLC (“WML”) and Discovery Communications, LLC (“DCL” and, collectively with the Issuer and WML, the “Offerors”), each a wholly-owned subsidiary of WBD, are conducting a cash tender offer (the “Tender Offer”) for an aggregate purchase price of up to $2,500,000,000 (excluding accrued and unpaid interest), for the Tender Offer Notes (as defined below under “Summary—Recent Developments—Concurrent Tender Offer”). As described under “Use of Proceeds,” the Issuer intends to use the net proceeds of this offering, together with cash on hand and other available sources of liquidity, as necessary, to pay the purchase price for, and accrued and unpaid interest on, the Tender Offer Notes in the Tender Offer. This offering is not conditioned on the completion of the Tender Offer.

Investing in the senior notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission and that are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts	Proceeds, before expenses
Per 2030 note	100.000%	0.350%	99.650%
2030 notes total	€650,000,000	€2,275,000	€647,725,000
Per 2033 note	100.000%	0.500%	99.500%
2033 notes total	€850,000,000	€4,250,000	€845,750,000
Total	€1,500,000,000	€6,525,000	€1,493,475,000

(1)	Plus accrued interest, if any, from the date of original issuance.

Each series of senior notes is a new issue of securities with no established trading market. We intend to apply to list the senior notes of each series on the Nasdaq Bond Exchange (“Nasdaq”). We expect trading in the senior notes on Nasdaq to begin less than 30 days after the original issue date. The listing applications will be subject to approval by Nasdaq and no assurance can be given that these applications will be granted. If such listings are obtained, we will have no obligation to maintain such listings, and we may delist each series of senior notes at any time. Settlement of the senior notes of each series is not conditional on obtaining the applicable listing.

The underwriters expect to deliver the senior notes in book-entry form through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (together, Euroclear and Clearstream are referred to herein as the “ICSDs”), on or about May 17, 2024. Upon issuance, each series of the senior notes will be represented by a global note in registered form (each a “Global Note”), which is expected to be deposited with a common depository (“Common Depository”) for Euroclear and Clearstream and registered in the name of a nominee of the Common Depository.

Joint Bookrunners

Barclays	Deutsche Bank	Goldman Sachs & Co. LLC
Commerzbank		Santander

Co-Managers

ING	SMBC Nikko

May 14, 2024

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus that is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement, the terms “we,” “our,” “us,” “the Issuer” and “WMH” refer to WarnerMedia Holdings, Inc. together with its subsidiaries (unless the context requires otherwise); the terms “WBD” and “the Parent Guarantor” refer to Warner Bros. Discovery, Inc., together with its subsidiaries (unless the context requires otherwise); the term “DCL” refers to Discovery Communications, LLC; and the term “Scripps” refers to Scripps Networks Interactive, Inc. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the lawful currency of the member states of the European Union that adopted the single currency in accordance with establishing the European Economic Community, as amended.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the senior notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the senior notes. We are not making any representation to you regarding the legality of an investment in the senior notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

CURRENCY CONVERSION

The euro and U.S. dollar equivalents reflected in this prospectus supplement are based on a euro/U.S. dollar exchange rate of €1.00=$1.0773, the noon buying rate in New York City on May 10, 2024 for cable transfers payable in euro, as announced by the U.S. Federal Reserve Board.

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WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

WBD files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by WBD with the SEC are also available on its website at http://ir.wbd.com. The website is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows WBD to incorporate by reference much of the information WBD files with the SEC, which means that WBD can disclose important information to you by referring you to those publicly available documents.

WBD incorporates by reference in this prospectus supplement and the accompanying prospectus the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of the offering of the senior notes:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024 (the “2023 WBD Annual Report”);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 9, 2024 (the “Q1 2024 WBD 10-Q”);

•

The sections of WBD’s Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of shareholders, filed with the SEC on April 19, 2024, incorporated by reference in the 2023 WBD Annual Report; and

•	Current Reports on Form 8-K, filed on January 31, 2024, April 1, 2024 and May 9, 2024 (Item 8.01 only).

The consolidated financial statements of WBD included in the 2023 WBD Annual Report, the Q1 2024 WBD 10-Q and other SEC filings, which are incorporated into this prospectus supplement and the accompanying prospectus, have been prepared on a consolidated basis and include certain financial information related to the Issuer, DCL and Scripps. The Issuer, DCL and Scripps do not produce their own separately audited standalone or consolidated financial statements.

You may request a copy of these filings, at no cost, by writing or telephoning WBD at the following address or telephone number:

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(212) 548-5555

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement will automatically update and, where applicable, supersede any earlier information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding WBD’s business, marketing and operating strategies, integration of acquired businesses, new product and service offerings, financial prospects and anticipated sources and uses of capital. Words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among other terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	more intense competitive pressure from existing or new competitors in the industries in which WBD operates;

•	reduced spending on domestic and foreign television advertising, due to macroeconomic, industry or consumer behavior trends or unexpected reductions in WBD’s number of subscribers;

•

uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of WBD’s streaming services;

•	market demand for foreign first-run and existing content libraries;

•	negative publicity or damage to WBD’s brands, reputation or talent;

•	realizing direct-to-consumer subscriber goals;

•	industry trends, including the timing of, and spending on, sports programming, feature film, television and television commercial production;

•

the possibility or duration of an industry-wide strike, such as the strikes of the Writers Guild of America and Screen Actors Guild-American Federation of Television and Radio Artists in 2023, player lock-outs or other job action affecting a major entertainment industry union, athletes or others involved in the development and production of WBD’s sports programming, television programming, feature films and interactive entertainment (e.g., games) who are covered by collective bargaining agreements;

•	disagreements with WBD’s distributors or other business partners;

•	continued consolidation of distribution customers and production studios;

•	potential unknown liabilities, adverse consequences or unforeseen increased expenses associated with the WarnerMedia Business or WBD’s efforts to integrate the WarnerMedia Business;

•	adverse outcomes of legal proceedings or disputes related to WBD’s acquisition of the WarnerMedia Business;

•

changes in, or failure or inability to comply with, laws and government regulations, including, without limitation, regulations of the Federal Communications Commission and similar authorities internationally and data privacy regulations, and adverse outcomes from regulatory or legal proceedings;

•	inherent uncertainties involved in the estimates and assumptions used in the preparation of financial forecasts;

S-iii

•	WBD’s level of debt, including the significant indebtedness incurred in connection with the acquisition of the WarnerMedia Business, and WBD’s future compliance with debt covenants;

•	threatened or actual cyber-attacks and cybersecurity breaches;

•	theft of WBD’s content and unauthorized duplication, distribution and exhibition of such content; and

•	general economic and business conditions, fluctuations in foreign currency exchange rates, global events such as pandemics, and political unrest in the international markets in which WBD operates.

Forward-looking statements are subject to various risks and uncertainties which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results.

These risks have the potential to impact the recoverability of the assets recorded on WBD’s balance sheets, including goodwill or other intangibles. Management’s expectations and assumptions, and the continued validity of any forward-looking statements we make, cannot be foreseen with certainty and are subject to change due to a broad range of factors affecting the U.S. and global economies and regulatory environments, factors specific to WBD and other factors discussed under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed in the 2023 WBD Annual Report and the Q1 2024 WBD 10-Q.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus supplement or disclosed in WBD’s other SEC filings incorporated by reference in this prospectus supplement. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus supplement and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

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STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE SENIOR NOTES, DEUTSCHE BANK AG, LONDON BRANCH (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE SENIOR NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE SENIOR NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE SENIOR NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE SENIOR NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE SENIOR NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CARRIED OUT BY THE STABILIZING MANAGER (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.

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NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

Prohibition of sales to EEA retail investors-The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of senior notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.

MiFID II product governance / professional investors and ECPs only target market-Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the senior notes has led to the conclusion that: (i) the target market for the senior notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the senior notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the senior notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the senior notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

Prohibition of sales to UK retail investors-The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the EU Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of senior notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

UK MiFIR product governance / professional investors and ECPs only target market-Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the senior notes has led to the conclusion that: (i) the target market for the senior notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; and (ii) all channels for distribution of the senior notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the senior notes (a “UK distributor”) should take into consideration the manufacturer’s target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the senior notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”). In the UK, the senior notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or its contents. The senior notes are not being offered to the public in the UK.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus supplement, including the more detailed information regarding our company and the senior notes elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement. You should also carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, as well as the consolidated financial statements and the related notes included elsewhere in this prospectus supplement, before deciding to invest in the senior notes.

Warner Bros. Discovery, Inc.

On April 8, 2022, Discovery, Inc. (“Discovery”) completed the acquisition of the business, operations and activities that constituted the WarnerMedia segment of AT&T Inc., subject to certain exceptions (the “WarnerMedia Business”), and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.”

WBD is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, WBD inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others.

WBD is home to powerful creative engines and one of the largest collections of owned content in the world. WBD has one of the strongest hands in the industry in terms of the completeness and quality of assets and intellectual property across sports, news, lifestyle, and entertainment in virtually every region of the globe and in most languages. Additionally, WBD serves audiences and consumers around the world with content that informs, entertains, and, when at its best, inspires.

WBD represents the full entertainment eco-system, and the ability to serve consumers across the entire spectrum of offerings from domestic and international networks, premium pay-TV, streaming, production and release of feature films and original series, related consumer products and themed experience licensing, and interactive gaming.

WarnerMedia Holdings, Inc.

WMH is a direct, wholly owned subsidiary of WBD. WMH, which was originally named Magallanes, Inc., was organized specifically for the purpose of effecting the WarnerMedia Transactions. The WarnerMedia Business is conducted through WMH and its subsidiaries.

Discovery Communications, LLC

DCL is an indirect, wholly owned subsidiary of WBD. DCL includes WBD’s Discovery Channel and TLC networks in the U.S. DCL is a Delaware limited liability company.

Scripps Networks Interactive, Inc.

Scripps is a direct, wholly owned subsidiary of WBD. Certain of WBD’s operations, including Food Network and HGTV, are conducted through Scripps. Scripps is an Ohio corporation.

The common stock of WBD trades on the Nasdaq Global Select Market under the symbol “WBD”. The principal executive offices of WBD, the Issuer, DCL and Scripps are located at 230 Park Avenue South, New York, NY, 10003, and their telephone number is (212) 548-5555.

Recent Developments

Concurrent Tender Offer

Concurrently with this offering, the Issuer, WML and DCL, each a wholly-owned subsidiary of WBD, are conducting the Tender Offer for an aggregate purchase price of up to $2,500,000,000 (excluding accrued and unpaid interest) (the “Aggregate Tender Cap”), for the following series of notes (collectively, the “Tender Offer Notes”): 3.900% Senior Notes due 2024 issued by Scripps; 3.900% Senior Notes due 2024 issued by DCL; 4.000% Senior Notes due 2055 issued by DCL; 4.650% Senior Notes due 2050 issued by DCL; 4.950% Senior Notes due 2042 issued by DCL; 4.875% Senior Notes due 2043 issued by DCL; 5.200% Senior Notes due 2047 issued by DCL; 5.300% Senior Notes due 2049 issued by DCL; 4.650% Senior Notes due 2044 issued by WML; 4.850% Senior Notes due 2045 issued by WML; 4.900% Senior Notes due 2042 issued by WML; 5.350% Senior Notes due 2043 issued by WML; and 5.050% Senior Notes due 2042 issued by WMH.

The tender offers are being made upon, and are subject to, the terms and conditions set forth in the Offer to Purchase dated May 9, 2024 (the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on June 7, 2024 (such date and time, as it may be extended with respect to a Tender Offer, the applicable “Expiration Date”), unless extended or terminated by us.

The consideration paid in the Tender Offer for each series of Tender Offer Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference Yield”). The Reference Yield is expected to be calculated at 9:00 a.m., New York City time, on May 23, 2024, unless extended (the “Price Determination Time”).

This prospectus supplement is not an offer to purchase any of the Tender Offer Notes. Any such offer is made exclusively pursuant to the terms of, and subject to the conditions set forth in, the Offer to Purchase.

We intend to pay the purchase price for, and accrued and unpaid interest on, the Tender Offer Notes with the net proceeds from this offering together with cash on hand and other available sources of liquidity, as necessary. The completion of the Tender Offer will be conditioned on, among other things, our having completed, on or prior to the settlement date for the Tender Offer, one or more debt financing transactions, including the senior notes offered hereby, on terms acceptable to the Issuer, WML and DCL and providing net proceeds in an amount, that, together with cash on hand and other available sources of liquidity is sufficient in the discretion of the Issuer, WML and DCL to (1) fund the purchase of validly tendered Tender Offer Notes accepted for purchase in the Tender Offer and (2) pay all fees and expenses associated with the foregoing. This offering is not conditioned on the completion of the Tender Offer. See “Use of Proceeds” and “Capitalization.”

We are permitted, subject to applicable law, to amend, extend, terminate or withdraw the Tender Offer, including to increase, decrease or eliminate the Aggregate Tender Cap. There can be no assurance that we will consummate the Tender Offer. There can be no assurance as to the principal amount of any series of Tender Offer Notes that will be tendered or accepted for purchase pursuant to the Tender Offer and, as a result, the aggregate principal amount of Tender Offer Notes tendered and accepted for purchase, and the cash consideration paid pursuant to the Tender Offer, may differ from the assumed amounts presented herein.

One or more of the underwriters or their respective affiliates may own Tender Offer Notes and may participate in the Tender Offer. As a result, one or more of the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering. See “Underwriting.”

Organizational structure

Set forth below is a diagram that graphically illustrates, in simplified form, the corporate debt and guarantee structure of WBD as of March 31, 2024. The diagram is in general terms and does not include intermediate subsidiaries.

Risk factors

An investment in the senior notes involves risk. Before investing in the senior notes, you should carefully consider the risks described in “Risk Factors” in this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in “Item 1A. Risk Factors” in the 2023 WBD Annual Report and the Q1 2024 WBD 10-Q before making an investment decision.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the senior notes, see “Description of Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	WarnerMedia Holdings, Inc.

Parent Guarantor	Warner Bros. Discovery, Inc.

Subsidiary Guarantors	Each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit Facility or any Material Debt. As of the date of issuance of the senior notes, the subsidiary guarantors will be DCL and Scripps. Under certain circumstances, subsidiary guarantors may be released from their note guarantees without the consent of the holders of the senior notes of the applicable series. See “Description of Senior Notes—Guarantees.”

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries.

Securities Offered	€650,000,000 in aggregate principal amount of 4.302% Senior Notes due 2030.

€850,000,000 in aggregate principal amount of 4.693% Senior Notes due 2033.

Stated Maturity Date	The 2030 notes will mature on January 17, 2030. The 2033 notes will mature on May 17, 2033.

Interest Rate	The 2030 notes will bear interest at the rate of 4.302% per year, accruing from May 17, 2024.

The 2033 notes will bear interest at the rate of 4.693% per year, accruing from May 17, 2024.

Interest Payment Dates	Interest on the 2030 notes will be paid annually on January 17 of each year to the holders of record on the business day immediately preceding the applicable interest payment date. The first interest payment on the 2030 notes will be made on January 17, 2025 to holders of record on January 16, 2025. Interest on the 2033 notes will be paid annually on May 17 of each year to the holders of record on the business day immediately preceding the applicable interest payment date. The first interest payment on the 2033 notes will be made on May 17, 2025 to holders of record on May 16, 2025.

Currency of Payments

All payments of interest and principal, including payments made upon any redemption of the senior notes will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro.

Ranking of the Senior Notes	The senior notes and the note guarantees will be senior unsecured obligations of the Issuer and the guarantors, respectively, and will:

•	rank senior in right of payment to all of the Issuer’s and the guarantors’ future subordinated indebtedness;

•

rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness, including the Issuer’s existing senior notes and indebtedness under the Senior Credit Facility;

•	be effectively subordinated to any of the Issuer’s and the guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries (other than the Issuer) that do not guarantee the senior notes.

As of March 31, 2024:

•	WBD had $42.8 billion of total indebtedness, none of which was secured indebtedness; and

•	DCL and certain other subsidiaries of WBD had commitments available to be borrowed under its Revolving Credit Facility (as defined herein) of $6.0 billion.

For the three-month period ended March 31, 2024, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented 95% of WBD’s consolidated revenues. As of March 31, 2024, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 95% of WBD’s consolidated total assets and had approximately $31.0 billion of total liabilities, including trade payables but excluding intercompany liabilities.

Payment of Additional Amounts	The Issuer will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay as additional interest such additional amounts as are necessary in order that the net payment of the principal and interest on the senior notes to a holder who is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in such holder’s senior notes to be then due and payable. See “Description of Senior Notes—Payment of additional amounts.”

Optional Redemption	2030 notes: Prior to December 17, 2029 (one month prior to maturity), the Issuer may redeem the 2030 notes, in whole or in part, at any time and from time to time, at the applicable make-whole premium redemption price described under “Description of Senior Notes—Optional redemption.” On and after December 17, 2029 (one month prior to maturity), the Issuer may redeem the 2030 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the 2030 notes being redeemed, plus any accrued and unpaid interest on the 2030 notes being redeemed to, but excluding, the redemption date. See “Description of Senior Notes—Optional redemption.”

2033 notes: Prior to February 17, 2033 (three months prior to maturity), the Issuer may redeem the 2033 notes, in whole or in part, at any time and from time to time, at the applicable make-whole premium redemption price described under “Description of Senior Notes—Optional redemption.” On and after February 17, 2033 (three months prior to maturity), the Issuer may redeem the 2033 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the 2033 notes being redeemed, plus any accrued and unpaid interest on the 2033 notes being redeemed to, but excluding, the redemption date. See “Description of Senior Notes—Optional redemption.”

Redemption for Tax Reasons	If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, there is a substantial probability that the Issuer will become, obligated to pay additional amounts as described above with respect to the senior notes of a series, then the Issuer may at any time at its option redeem, in whole, but not in part, the senior notes of such series on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those senior notes to, but not including, the date fixed for redemption. See “Description of Senior Notes—Redemption for tax reasons.”

Change of Control Offer to Repurchase	If a Change of Control Triggering Event (as defined herein) occurs, the Issuer must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Senior Notes—Change of control offer to repurchase.”

Sinking Fund	None.

Covenants	The Issuer will issue each series of the senior notes as a separate series of debt securities. Each series of senior notes will be issued under an indenture with U.S. Bank Trust Company, National Association, as trustee (the “base indenture”), as supplemented by a supplemental indenture to be entered into by the Issuer, the Parent Guarantor, DCL, Scripps and the trustee concurrently with the delivery of the senior notes (together with the base indenture, the “indenture”). The indenture will, among other things, limit the Issuer’s and its subsidiaries’ ability to:

•	incur liens securing debt; and

•	enter into sale and leaseback transactions.

In addition, the indenture will limit the Issuer’s and WBD’s ability to consolidate or merge with or into another company, or sell all or substantially all of the assets of the Issuer or WBD, as applicable.

Each of the covenants summarized above will be subject to a number of important exceptions and qualifications. For more details, see “Description of Senior Notes—Certain covenants.”

Listing	Each series of senior notes is a new issue of securities with no established trading markets. We intend to apply to list the senior notes of each series on Nasdaq. We expect trading in the senior notes on Nasdaq to begin less than 30 days after the original issue date. The listing applications will be subject to approval by Nasdaq and no assurance can be given that these applications will be granted. If such listings are obtained, we will have no obligation to maintain such listings, and we may delist each series of senior notes at any time. Settlement of the senior notes of each series is not conditional on obtaining the applicable listing.

The underwriters have advised us that they intend to make a market in the senior notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders. Accordingly, there can be no assurance as to the development or liquidity of any markets for the senior notes.

Form and Denomination

The senior notes will be issued in denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof. The senior notes will be represented on issue by one or more Global Notes, without coupons, and will be delivered to the Common Depository. The senior notes will be issued in the form of one or more permanent Global Notes in registered form. Each Global Note will be deposited with, or on behalf of, the Common Depository for Clearstream and Euroclear and issued to and registered in the name of a nominee of the Common Depository. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to the ICSDs or another nominee of the ICSDs. Investors may hold their beneficial interests in the applicable Global Note directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs. See “Description of Senior Notes—Book-entry, delivery and form”, in this prospectus supplement.

Use of Proceeds	The Issuer expects the net proceeds from this offering of senior notes to be approximately €1.49 billion after deducting the underwriting discounts and estimated expenses related to the offering. The Issuer intends to use the net proceeds of this offering together with cash on hand and other available sources of liquidity, as necessary, to pay the purchase price for, and accrued and unpaid interest on, the Tender Offer Notes in the Tender Offer and to pay fees and expenses in connection with the Tender Offer. We intend to use remaining proceeds, if any, for general corporate purposes, including repayment and refinancing of other debt. See “Use of Proceeds.”

Trustee, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Paying Agent	Elavon Financial Services DAC, UK Branch.

Material U.S. Federal Income Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the senior notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations.”

Governing Law	The indenture, the senior notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Further Issues	The Issuer may from time to time, without notice to, or the consent of, the holders of the senior notes, create and issue additional senior notes of the same series as either series of senior notes offered hereby, ranking equally and ratably with the senior notes of such series offered hereby in all respects, so that such additional senior notes will be consolidated and form a single series with the senior notes of such series and will have the same terms as to status, redemption or otherwise as the senior notes of such series (other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue), provided that if such additional senior notes are not fungible with the original senior notes of such series for U.S. federal income tax purposes, such additional senior notes will have separate ISIN and Common Code numbers.

Risk Factors	Investing in the senior notes involves substantial risk. Please read “Risk Factors” in this prospectus supplement and in the 2023 WBD Annual Report and the Q1 2024 WBD 10-Q incorporated by reference in this prospectus supplement for a discussion of certain factors you should consider in evaluating an investment in the senior notes.

RISK FACTORS

An investment in the senior notes involves risks. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors” of the 2023 WBD Annual Report and the Q1 2024 WBD 10-Q, which are incorporated by reference in this prospectus supplement, and under the caption “Forward-Looking Statements.” If any of those risks or the following risks actually occurs, the Issuer’s and WBD’s businesses, and your investment in the senior notes, could be negatively affected. These risks and uncertainties are not the only ones they face. Additional risks and uncertainties not presently known to the Issuer or WBD, or that they currently deem immaterial, may also materially and adversely affect their business operations, results of operations, financial condition or prospects. If any of these risks materialized, our ability to pay interest on the senior notes when due or to repay the senior notes at maturity could be adversely affected, and the trading prices of the senior notes could decline substantially.

WBD has a significant amount of debt and may incur significant amounts of additional debt, which could adversely affect WBD’s financial health and its ability to react to changes in its business.

As of March 31, 2024, WBD had approximately $42.8 billion of consolidated debt, of which approximately $3.4 billion was then current. WBD’s substantial level of indebtedness increases the possibility that it may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts associated with its indebtedness. In addition, DCL and certain other subsidiaries of WBD had the ability to draw down all of the $6.0 billion Revolving Credit Facility in the ordinary course, which would have the effect of increasing its indebtedness. WBD is also permitted, subject to certain restrictions under its existing indebtedness, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing WBD’s total leverage.

WBD’s substantial leverage could have significant negative consequences on its financial condition and results of operations, including:

•

impairing its ability to meet one or more of the financial ratio covenants contained in its debt agreements or to generate cash sufficient to pay interest or principal, which could result in an acceleration of some or all of its outstanding debt in the event that an uncured default occurs;

•	increasing WBD’s vulnerability to general adverse economic and market conditions;

•	limiting WBD’s ability to obtain additional debt or equity financing;

•	requiring the dedication of a substantial portion of WBD’s cash flow from operations to service its debt, thereby reducing the amount of cash flow available for other purposes;

•	requiring WBD to sell debt or equity securities or to sell some of its core assets, possibly on unfavorable terms, to meet payment obligations;

•	limiting WBD’s flexibility in planning for, or reacting to, changes in its business and the markets in which it competes; and

•	placing WBD at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. WBD, the Issuer, DCL and Scripps may be limited in their ability to access funds from their subsidiaries to service their debt, including the senior notes and note guarantees. In addition, the senior notes will not be guaranteed, except in certain circumstances, by any subsidiaries of WBD other than DCL and Scripps and each other wholly owned domestic subsidiary of WBD that in the future becomes a borrower or that guarantees the payment of any debt under the Senior Credit Facility or any Material Debt.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. Accordingly, they depend on their subsidiaries’ earnings and advances or loans made by the subsidiaries to them (and potentially dividends or distributions by the subsidiaries to them) to provide funds necessary to meet their obligations, including the payments of principal, premium, if any, and interest on the senior notes. If WBD, the Issuer, DCL and Scripps are unable to access the cash flows of their respective subsidiaries, they would be unable to meet their debt obligations.

The subsidiaries of WBD are separate and distinct legal entities and, except to the extent that they guarantee the senior notes, have no obligation, contingent or otherwise, to pay any amounts due on the senior notes or to make funds available to the Issuer to do so. In addition, the ability of the subsidiaries of WBD to pay dividends or otherwise transfer assets to WBD is subject to various restrictions under applicable law and limitations under contractual obligations. In the event of a bankruptcy, liquidation or reorganization of any of WBD’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to WBD. In addition, the indenture governing the senior notes will allow WBD to create new subsidiaries and invest in their subsidiaries, none of whose assets you will have any claim against, except to the extent that they guarantee the senior notes. The senior notes will be guaranteed on a senior unsecured basis by WBD and each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit Facility or any Material Debt. There can be no assurance that any other future domestic subsidiary of WBD will guarantee indebtedness of DCL or the Issuer under the Senior Credit Facility and, as a result, be required to guarantee the senior notes. In the event that a future domestic subsidiary does guarantee the senior notes as a result of its guaranteeing indebtedness of DCL or the Issuer under the Senior Credit Facility, there also can be no assurance that such guarantee of the Senior Credit Facility and, as a result, such guarantee of the senior notes, will remain in place. There can be no assurance that DCL and Scripps will continue to guarantee the Senior Credit Facility, and thus continue to be required to guarantee the senior notes.

The senior notes will be effectively subordinated to the Issuer’s and the guarantors’ future secured indebtedness to the extent of the value of the property securing that indebtedness.

The senior notes will not be secured by any of the Issuer’s or the guarantors’ assets. As a result, the senior notes and the note guarantees will be effectively subordinated to the Issuer’s and the guarantors’ future secured indebtedness with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of the Issuer’s secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or the guarantors, the proceeds from the sale of assets securing any secured indebtedness will be available to pay obligations on the senior notes only after all such secured debt has been paid in full. As a result, the holders of the senior notes may receive less, ratably, than the holders of secured debt in the event of the Issuer’s or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The senior notes will be structurally subordinated to all obligations of WBD’s existing and future subsidiaries (other than the Issuer) that are not and do not become guarantors of the senior notes.

The senior notes will be guaranteed on a senior unsecured basis by WBD and each wholly owned domestic subsidiary of WBD that is a borrower or that guarantees the payment of any debt under the Senior Credit

Facility or any Material Debt. As of the date of issuance of the senior notes, DCL and Scripps will guarantee the senior notes. Except for such subsidiary guarantors of the senior notes, WBD’s subsidiaries, including all of its non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the senior notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The senior notes and note guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before WBD or the Issuer would be entitled to any payment.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. For the three-month period ended March 31, 2024, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented 95% of WBD’s consolidated revenues. As of March 31, 2024, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 95% of WBD’s consolidated total assets and had approximately $31.0 billion of total liabilities, including trade payables but excluding intercompany liabilities.

In addition, WBD’s subsidiaries that provide, or will provide, note guarantees will be automatically released from those note guarantees upon the occurrence of certain events. See “Description of Senior Notes—Guarantees—Guarantee by Subsidiaries of the Parent Guarantor.”

If any note guarantee is released with respect to a series of senior notes, no holder of the senior notes of such series will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the senior notes of such series.

Variable rate indebtedness subjects the Issuer and WBD to interest rate risk, which could cause their respective debt service obligations to increase significantly.

Borrowings under the Senior Credit Facility and certain other indebtedness of the Issuer and WBD are at variable rates of interest and expose the Issuer and WBD to interest rate risk. As interest rates increase, the Issuer’s and WBD’s debt service obligations on their respective variable rate indebtedness increase even though the amount borrowed remains the same, and their respective net income and cash flows, including cash available for servicing their respective indebtedness, will correspondingly decrease.

The indenture governing the senior notes will not restrict the ability of the Issuer, WBD or any of their respective subsidiaries to incur additional unsecured debt, pay dividends or make other distributions to holders of its equity securities or repurchase their respective securities or to take other actions that could negatively impact their ability to pay their obligations under the senior notes or the note guarantees, respectively.

None of the Issuer, WBD or any of their respective subsidiaries will be restricted under the terms of the indenture governing the senior notes from incurring additional unsecured debt, paying dividends or making other distributions to holders of its equity securities or repurchasing its respective securities. In addition, WBD will not be restricted under the terms of the indenture governing the senior notes from incurring secured indebtedness or entering into sale and leaseback transactions, and the limited covenants applicable to the senior notes will not require the Issuer, WBD or any of their respective subsidiaries to achieve or maintain any minimum financial results relating to their respective financial position or results of operations. The ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture governing the senior notes could have the effect of diminishing the Issuer’s and the guarantors’ ability to make payments on the senior notes or the note guarantees, respectively, when due.

The Issuer may not be able to repurchase all of the senior notes upon a change of control triggering event, which would result in a default under the senior notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless the Issuer has exercised its right to redeem a series of senior notes, each holder of senior notes will have the right to require the Issuer to repurchase all or any part of such holder’s senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If a Change of Control Triggering Event occurs, there can be no assurance that the Issuer would have sufficient financial resources available to satisfy its obligations to repurchase the senior notes. In addition, the ability of the Issuer to repurchase the senior notes for cash may be limited by law, or by the terms of other agreements relating to its indebtedness outstanding at that time. Any failure by the Issuer to repurchase the senior notes as required under the indenture governing the senior notes would result in a default under the indenture, which could have material adverse consequences for the Issuer and for holders of the senior notes.

Holders of the senior notes may not be able to determine when a change of control giving rise to their right to have the senior notes repurchased has occurred following a sale of “substantially all” of WBD’s assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of WBD’s assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of the senior notes to require the Issuer to repurchase its senior notes as a result of a sale of less than all of WBD’s, to another person may be uncertain.

An active trading market for the senior notes may not develop.

Each series of senior notes is a new issue of securities with no established trading market. We intend to apply to list the senior notes of each series on Nasdaq. We expect trading in the senior notes on Nasdaq to begin less than 30 days after the original issue date. The listing applications will be subject to approval by Nasdaq and no assurance can be given that these applications will be granted. If such listings are obtained, we will have no obligation to maintain such listings, and we may delist each series of senior notes at any time. If we do not obtain or maintain such listings, we do not intend to list them on any other securities exchange. Settlement of the senior notes of each series is not conditional on obtaining the applicable listing. Failure of the senior notes of each series to be admitted to listing on, or the delisting of the senior notes of each series from, Nasdaq may have a material adverse effect on a holder’s ability to sell the senior notes of such series. The Issuer has been informed by the underwriters that they intend to make a market in the senior notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading markets in the senior notes, and the market prices quoted for the senior notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in WBD’s financial performance or prospects or in the prospects for companies in its industry generally. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. As a result, there can be no assurance that an active trading market will develop for the senior notes. If no active trading markets for the senior notes develop, you may not be able to resell your senior notes at their fair market value or at all.

Changes in the Issuer’s and WBD’s credit ratings or the debt markets could adversely affect the trading prices of the senior notes.

The trading prices for the senior notes will depend on many factors, including:

•	the Issuer’s and WBD’s credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to the Issuer and WBD;

•	the financial condition, financial performance and future prospects of the Issuer or WBD; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading prices of the senior notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including the Issuer and WBD. A negative change in the rating of the Issuer or WBD could have an adverse effect on the trading prices of the senior notes.

Holders of the senior notes will receive payments solely in euro.

All payments of interest on, and the principal of, the senior notes and any redemption price for the senior notes will be made in euro. The Issuer, WBD, the underwriters, the trustee and the paying agent with respect to the senior notes will not be obligated to convert, or to assist any registered owner or beneficial owner of senior notes in converting, payments of interest, principal, any redemption price or any additional amount in euro made with respect to the senior notes into U.S. dollars or any other currency.

Holders of the senior notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the senior notes will be required to pay for the senior notes in euro. None of the Issuer, WBD nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the senior notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the senior notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the senior notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

The Issuer has no control over a number of factors affecting the senior notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a senior note, in the investor’s home currency equivalent of the principal payable at the maturity of that senior note and generally in the investor’s home currency equivalent market value of that senior note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.

The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the senior notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the senior notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the senior notes.

The senior notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an event of default under the senior notes or the indenture governing the senior notes.

In a lawsuit for payment on the senior notes, an investor may bear currency exchange risk.

The indenture is, and the senior notes will be, governed by New York law. Under New York law, a New York state court rendering a judgment on the senior notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the senior notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the senior notes would apply the foregoing New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the senior notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the senior notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such senior notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Each Global Note will be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

Each series of senior notes will be represented by a Global Note that will be held with a Common Depository for Euroclear and Clearstream. Except in certain limited circumstances described in the applicable Global Note, investors will not be entitled to receive definitive notes in exchange for interests in such Global Note. While the senior notes are represented by a Global Note, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

The Issuer will discharge its payment obligations under the senior notes by making payments to or to the order of the Common Depository for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the senior notes. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a Global Note.

Holders of beneficial interests in a Global Note will not have direct rights in respect of the senior notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies. Only registered holders will have rights under the indenture.

USE OF PROCEEDS

The Issuer expects the net proceeds from this offering of senior notes to be approximately €1.49 billion after deducting the underwriting discounts and estimated expenses related to the offering. The Issuer intends to use the net proceeds of this offering together with cash on hand and other available sources of liquidity, as necessary, to pay the purchase price for, and accrued and unpaid interest on, the Tender Offer Notes in the Tender Offer, as described above under “Summary—Recent Developments—Concurrent Tender Offer,” and to pay fees and expenses in connection with the Tender Offer. We intend to use remaining proceeds, if any, for general corporate purposes, including repayment and refinancing of other debt.

The following table sets forth the interest rate, maturity and aggregate principal amount outstanding for the Tender Offer Notes as of April 30, 2024:

Security	Principal Amount Outstanding	Issuer
3.900% Senior Notes due 2024	$483,810,000	Discovery Communications, LLC
3.900% Senior Notes due 2024	$11,920,000	Scripps Networks Interactive, Inc.
4.000% Senior Notes due 2055	$1,643,454,000	Discovery Communications, LLC
4.650% Senior Notes due 2050	$959,344,000	Discovery Communications, LLC
4.950% Senior Notes due 2042	$284,940,000	Discovery Communications, LLC
4.875% Senior Notes due 2043	$514,735,000	Discovery Communications, LLC
5.200% Senior Notes due 2047	$1,250,000,000	Discovery Communications, LLC
5.300% Senior Notes due 2049	$750,000,000	Discovery Communications, LLC
4.650% Senior Notes due 2044	$12,817,000	Warner Media, LLC
4.850% Senior Notes due 2045	$17,017,000	Warner Media, LLC
4.900% Senior Notes due 2042	$21,215,000	Warner Media, LLC
5.350% Senior Notes due 2043	$31,893,000	Warner Media, LLC
5.050% Senior Notes due 2042	$4,500,000,000	WarnerMedia Holdings, Inc.

CAPITALIZATION

The following table sets forth WBD’s capitalization, on a consolidated basis, as of March 31, 2024:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the sale of the senior notes offered hereby, after deducting the underwriting discount and estimated offering expenses, and (ii) the application of the net proceeds therefrom, together with cash on hand, to purchase Tender Offer Notes in the Tender Offer, based on the hypothetical total consideration for such Tender Offer Notes, as further described below, and the payment of fees and expenses in connection with this offering.

You should read this table in conjunction with the information contained in WBD’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and WBD’s consolidated financial statements and related notes in the 2023 WBD Annual Report and the Q1 2024 WBD 10-Q, which are incorporated by reference into this prospectus supplement, as well as the information under “Risk Factors” and “Use of Proceeds.”

	As of March 31, 2024
(Amounts in millions, except par values; shares)	Actual	As adjusted(1)
Cash and cash equivalents	$2,976	$2,080

Debt:
Revolving credit facility	—	—
Senior notes with maturities of 5 years or less(2)	14,225	13,977
Senior notes with maturities between 5 and 10 years	7,107	7,107
Senior notes with maturities greater than 10 years(2)	21,513	18,617
Senior notes offered hereby(3)	—	1,604
Unamortized discount, premium, debt issuance costs, and fair value adjustments for acquisition accounting, net	(267)	(267)
Debt, net	42,578	41,038

Redeemable noncontrolling interests	179	179
Equity:
Series A common stock: $0.01 par value; 10,800 shares authorized, 2,679 issued and 2,449 outstanding	27	27
Additional paid-in capital	55,175	55,175
Treasury stock, at cost: 230 shares	(8,244)	(8,244)
Accumulated deficit	(1,894)	(1,894)
Accumulated other comprehensive loss	(913)	(913)

Total Warner Bros. Discovery, Inc. stockholders’ equity	44,151	44,151
Noncontrolling interests	964	964

Total equity	45,115	45,115

Total capitalization	$87,872	$86,332

(1)

The “as adjusted” column reflects the use of the net proceeds from this offering, together with cash on hand, to consummate the Tender Offer and the payment of fees and expenses in connection with this offering. The “as adjusted” column does not reflect the payment of accrued interest on the Tender Offer Notes purchased in the Tender Offer.

(2)

For illustrative purposes, this table reflects the purchase of approximately $3.14 billion aggregate principal amount of Tender Offer Notes in the Tender Offer for a combined aggregate purchase price (excluding accrued and unpaid interest) equal to the Aggregate Tender Cap. This assumes that (i) the purchase of Tender Offer Notes will be completed in accordance with the acceptance priority levels as described in the Offer to Purchase, and (ii) the total consideration paid on Tender Offer Notes, including the early tender premium, is based on a hypothetical reference yield determined as of 12:30 p.m., New York City time, on May 8, 2024.

This information is provided for illustrative purposes only. The purchase prices for the Tender Offer Notes will be determined as set forth in the Offer to Purchase by reference to a fixed spread over the Reference Yield. The actual Reference Yield used to determine the actual purchase prices for the Tender Offer Notes will be calculated at the Price Determination Time.

We are permitted, subject to applicable law, to amend, extend, terminate or withdraw the Tender Offer and to increase, decrease or eliminate the Aggregate Tender Cap. There can be no assurance that we will consummate the Tender Offer. We make no representation with respect to the actual purchase price that may be paid with respect to the Tender Offer Notes or the actual aggregate principal amount of Tender Offer Notes that will be purchased in the Tender Offer, and such amounts could be significantly greater or less than the amounts reflected above, depending on the reference yield as of the Price Determination Time and the total principal amount of Tender Offer Notes that are tendered and accepted for purchase in the Tender Offer. See “Summary—Recent Developments—Concurrent Tender Offer.”

(3)	U.S. dollar equivalents are based on a euro/U.S. dollar exchange rate of €1.00 = $1.0773. See “Currency Conversion.”

DESCRIPTION OF SENIOR NOTES

The Issuer will issue each series of the senior notes as a separate series of debt securities under the indenture (as amended or supplemented from time to time, the “base indenture”) among itself, Warner Bros. Discovery, Inc. (“WBD”) and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture to be entered into by the Issuer, WBD, Discovery Communications, LLC (“DCL”), Scripps Networks Interactive, Inc. (“Scripps”), the trustee and Elavon Financial Services DAC, UK Branch, as paying agent, concurrently with the delivery of the senior notes (together with the base indenture, the “indenture”) pursuant to which WBD, as parent guarantor, and DCL and Scripps, as subsidiary guarantors, will guarantee the senior notes.

Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the senior notes of each series is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the indenture. As used in this “Description of Senior Notes,” the “Issuer” refers to WarnerMedia Holdings, Inc., and the “Parent Guarantor” refers to WBD. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. The terms of the senior notes of each series include those stated in the indenture and those which are made a part of the indenture by the Trust Indenture Act.

The 2030 notes will be issued in an initial aggregate principal amount of €650,000,000. The 2033 notes will be issued in an initial aggregate principal amount of €850,000,000.

The senior notes will be issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The registered holder of a senior note will be treated as the owner of the senior note for all purposes. Only registered holders will have rights under the indenture.

General

The specific terms of the senior notes of each series are set forth below:

•	Title: 4.302% Senior Notes due 2030 and 4.693% Senior Notes due 2033.

•	Initial principal amount being issued: €650,000,000 in aggregate principal amount of 4.302% Senior Notes due 2030 and €850,000,000 in aggregate principal amount of 4.693% Senior Notes due 2033.

•	Stated maturity date: The 4.302% Senior Notes due 2030 will mature on January 17, 2030 and the 4.693% Senior Notes due 2033 will mature on May 17, 2033.

•

Form of senior notes: The senior notes will be in the form of one or more global notes that the Issuer will deposit initially with, or on behalf of, a Common Depository, and registered in the name of the nominee of the Common Depository, for, and in respect of interests held through, Euroclear and Clearstream.

•	Sinking fund: The senior notes will not be subject to any sinking fund.

•	Paying Agent: The paying agent for the senior notes will initially be Elavon Financial Services DAC, UK Branch.

•	Registrar and Transfer Agent: The registrar and transfer agent for the senior notes will both initially be U.S. Bank Trust Company, National Association.

•	Office for Payment: Each of the Issuer and the Guarantors designates as an agency where the senior notes may be presented for payment at maturity or earlier redemption or repayment, as provided for in the indenture, the office of the paying agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom.

•

Office for Exchange and Transfer: Each of the Issuer and the Guarantors designates as an agency where the senior notes may be presented for exchange or registration of transfer, in each case as provided for in the indenture, the office of the registrar and transfer agent at One Federal Street, 10th Floor, Boston, Massachusetts 02110.

Interest

•	Interest rate: The 4.302% Senior Notes due 2030 will bear interest at the rate of 4.302% per annum and the 4.693% Senior Notes due 2033 will bear interest at the rate of 4.693% per annum.

•	Date interest starts accruing: Interest on the senior notes will start accruing on May 17, 2024.

•	Interest payment date: Interest on the 2030 notes will be paid annually on January 17 of each year. Interest on the 2033 notes will be paid annually on May 17 of each year.

•	First interest payment date: The first interest payment on the 2030 notes will be made on January 17, 2025. The first interest payment on the 2033 notes will be made on May 17, 2025.

•	Regular record date for interest: The regular record date for interest on the 2030 notes and the 2033 notes will be the business day immediately preceding the applicable interest payment date.

•

Computation of interest: Interest on the senior notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the senior notes (or May 17, 2024, if no interest has been paid on the senior notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

Payments in euro

Initial holders will be required to pay for the senior notes in euro, and all payments of interest and principal, including payments made upon any redemption of the senior notes, will be payable in euro. If, on or after the date of this prospectus supplement, euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an event of default under the senior notes or the indenture governing the senior notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Ranking

The senior notes and the note guarantees will be the Issuer’s and the Guarantors’ senior unsecured obligations and will:

•	rank senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated indebtedness;

•

rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness, including indebtedness under the Issuer’s existing senior notes and the Senior Credit Facility;

•	be effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of WBD’s subsidiaries that do not guarantee the senior notes.

As of March 31, 2024:

•	WBD had $42.8 billion of total indebtedness, none of which was secured indebtedness; and

•	DCL and certain other subsidiaries of WBD had commitments available to be borrowed under the Revolving Credit Facility of $6.0 billion.

DCL and Scripps conduct a substantial amount of their operations, and WBD and the Issuer conduct substantially all of their respective operations, through subsidiaries. For the three-month period ended March 31, 2024, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented 95% of WBD’s consolidated revenues. As of March 31, 2024, WBD’s subsidiaries other than the Issuer, DCL and Scripps represented approximately 95% of WBD’s consolidated total assets and had approximately $31.0 billion of total liabilities, including trade payables but excluding intercompany liabilities.

Business Day

For purposes of the senior notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. If any interest payment date, maturity date or redemption date is not a business day, then the related payment for such interest payment date, maturity date or redemption date shall be paid on the next succeeding business day with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be, and no further interest shall accrue as a result of such delay.

Guarantees

Guarantee by the Parent Guarantor

All payments on the senior notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Parent Guarantor.

The guarantee by the Parent Guarantor of the senior notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Parent Guarantor. The guarantee will be effectively subordinated to the Parent Guarantor’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of the Parent Guarantor’s subsidiaries that do not guarantee the senior notes.

Guarantee by Subsidiaries of the Parent Guarantor

The indenture will provide that the Parent Guarantor will cause (1) each wholly owned Domestic Subsidiary that is a borrower or that guarantees the payment of any debt under the Senior Credit Facility and (2) each wholly owned Domestic Subsidiary that is a borrower or issuer or that guarantees the payment of any Material Debt, to execute and deliver to the trustee within 30 days a supplemental indenture, in form and substance required by the indenture, pursuant to which such wholly owned Domestic Subsidiary will guarantee payment of the senior notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the applicable supplemental indenture. Subsidiary guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the senior notes of the applicable series. DCL and Scripps will be Subsidiary Guarantors under the indenture.

“Domestic Subsidiary” means any Parent Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Parent Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Parent Subsidiary that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” means any Parent Subsidiary designated as a Foreign Subsidiary Holdco by the Issuer, so long as such Parent Subsidiary has no material assets other than securities, indebtedness or receivables of one or more Foreign Subsidiaries (or Parent Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Parent Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, indebtedness, intellectual property or Parent Subsidiaries.

“Guarantor” means the Parent Guarantor and any Subsidiary Guarantor that guarantees the senior notes, until such guarantee is released in accordance with the terms of the indenture.

“Material Debt” means any debt of the Issuer, the Parent Guarantor or any Subsidiary Guarantor in an aggregate principal amount equal to or greater than $400 million.

“Parent Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Parent Guarantor or by one or more subsidiaries of the Parent Guarantor.

“Revolving Credit Facility” means the multicurrency revolving credit agreement, dated as of June 9, 2021, among Discovery Communications LLC, the borrowers and guarantors parties thereto from time to time, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended on July 30, 2021 and as further amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

“Senior Credit Facility” means the Revolving Credit Facility.

“Subsidiary Guarantor” means any Parent Subsidiary that provides a subsidiary guarantee, in each case, unless and until such Parent Subsidiary is released from such subsidiary guarantee in accordance with the terms of the indenture.

All payments on the senior notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by each Subsidiary Guarantor.

The indenture will provide that the obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its subsidiary guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under the subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Each such subsidiary guarantee of a series of senior notes will be a continuing guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding senior notes of such series

(whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other subsidiary guaranteed obligations of the relevant Subsidiary Guarantor then due and owing, unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the trustee, the holders and their permitted successors, transferees and assigns.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its subsidiary guarantee, and such subsidiary guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of the indenture, if as a result of such transaction such Subsidiary Guarantor is no longer a Parent Subsidiary, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the subsidiary guarantee of such Subsidiary Guarantor or if as a result of the release of the subsidiary guarantee of such Subsidiary Guarantor, will be) released from all of its obligations as borrower or its obligations under its guarantee of any debt under the Senior Credit Facility or any Material Debt (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such subsidiary guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a subsidiary guarantee under the indenture), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Issuer or the Parent Guarantor or another Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuer or the Parent Guarantor or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor ceasing to constitute a Domestic Subsidiary of the Parent Guarantor, (v) upon legal or covenant defeasance of the Issuer’s obligations, or satisfaction and discharge of the senior notes of a series, or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all of the senior notes of a series then outstanding and all other subsidiary guaranteed obligations then due and owing. Upon any such occurrence specified in this paragraph and delivery of an officer’s certificate to the trustee, the trustee shall execute any documents reasonably requested by the Issuer in order to evidence such release, discharge and termination in respect of such subsidiary guarantee.

Further issues

The Issuer may from time to time, without notice to, or the consent of, the holders of the senior notes, create and issue additional senior notes of the same series as either series of senior notes offered hereby, ranking equally and ratably with the senior notes of such series offered hereby in all respects, so that such additional senior notes will be consolidated and form a single series with the senior notes of such series and will have the same terms as to status, redemption or otherwise as the senior notes of such series (other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue), provided that if such additional senior notes are not fungible with the original senior notes of such series for U.S. federal income tax purposes, such additional senior notes will have separate ISIN and Common Code numbers.

Optional redemption

Prior to the Par Call Date for a series of senior notes, such senior notes will be redeemable in whole or in part, at the option of the Issuer at any time and from time to time, at a redemption price to be calculated by the Issuer and equal to the greater of:

(i)	100% of the principal amount of the series of senior notes to be redeemed, and

(ii)

the sum of the present values of the Remaining Scheduled Payments of principal and interest on the series of senior notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 30 basis points, in the case of the 2030 notes, and 35 basis points, in the case of the 2033 notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Issuer.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to the maturity of the senior notes of a series to be redeemed (assuming that the senior notes mature on the Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Par Call Date” means December 17, 2029 (one month prior to maturity), with respect to the 2030 notes, and February 17, 2033 (three months prior to maturity), with respect to the 2033 notes.

“Remaining Scheduled Payments” means, with respect to the senior notes of a series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon to the applicable Par Call Date that would be due after the related redemption date but for such redemption.

On and after the Par Call Date for a series of senior notes, such senior notes will be redeemable, in whole or in part, at the Issuer’s option, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the series of senior notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of senior notes of the series to be redeemed. Any notice may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent, and, if applicable, state that the redemption date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

If less than all of the senior notes of a series are to be redeemed, the senior notes of such series shall be selected by the trustee or paying agent by such method the trustee deems to be fair and appropriate in accordance with applicable depositary procedures.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior notes of such series or portions thereof called for redemption, subject to the satisfaction or waiver of any conditions precedent specified in the related notice of redemption.

Mandatory redemption; open market purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes. However, under certain circumstances, the Issuer may be required to offer to purchase the senior notes as described under the caption “—Change of control offer to repurchase.”

The Issuer may acquire senior notes, from time to time and at any time, by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Payment of additional amounts

The Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest on the senior notes such additional amounts as are necessary in order that the net payment by the Issuer of the principal of and interest on the senior notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the senior notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

1.

to any tax, assessment or other governmental charge that would not have been reported but for the holder (or the beneficial owner for whose benefit such holder holds such senior note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the senior notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

c.

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

d.	being or having been a “10-percent shareholder” of WBD as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

2.

to any holder that is not the sole beneficial owner of the senior notes, or a portion of the senior notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the senior notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

4.	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

5.	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than

15 days after the payment becomes due or is duly provided for, whichever occurs later;

6.	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

7.

to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

8.

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any senior note, if such payment can be made without such withholding by at least one other paying agent;

9.

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any senior note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

10.

to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the senior notes in the ordinary course of its lending business or (ii) that is neither (A) buying the senior notes for investment purposes only nor (B) buying the senior notes for resale to a third-party that either is not a bank or holding the senior notes for investment purposes only;

11.

to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code; or

12.	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11).

The senior notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the senior notes. Except as specifically provided under this heading “—Payment of additional amounts,” the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of additional amounts” and under the heading “—Redemption for tax reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Redemption for tax reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, there is a substantial probability that the Issuer will become, obligated to pay additional amounts as described herein under the heading “—Payment of additional amounts” with respect to the senior notes of a series, then the Issuer may at any time at its option redeem, in whole, but not in part, the senior notes of such series on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the senior notes of such series to, but not including, the date fixed for redemption.

Change of control offer to repurchase

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem a series of senior notes in full, as described under “—Optional redemption,” holders of senior notes of any series offered hereby will have the right to require the Issuer to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of holders of senior notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures of the depositary, a notice to holders of senior notes of any series not previously redeemed, with a copy to the trustee. Such notice will set forth the terms of the Change of Control Offer and state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or otherwise delivered to each holder in accordance with the applicable procedures of the depositary, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered to each holder in accordance with the applicable procedures of the depositary prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of senior notes of any series not previously redeemed electing to have their senior notes repurchased pursuant to a Change of Control Offer will be required to surrender their senior notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior note completed, to the paying agent at the address specified in the notice, or transfer their senior notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all senior notes of a series properly tendered and not withdrawn under its offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of senior notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the senior notes of a series, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the senior notes by virtue of any such conflict.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Parent Guarantor and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of the senior notes of any series offered hereby to require the Issuer to repurchase such senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Parent Guarantor and its subsidiaries, taken as a whole, to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

For purposes of the Change of Control Offer discussion above, the following definitions are applicable:

“Below Investment Grade Rating Event” means that the senior notes of a series become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Parent Guarantor or the Issuer of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Parent Guarantor or the Issuer of the occurrence of a Change of Control (which period will be extended so long as the rating of the senior notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor or the Issuer, measured by voting power rather than number of shares;

(3)

the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Parent Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; or

(4)	the adoption of a plan relating to the liquidation, dissolution or winding-up of the Parent Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of S&P, Moody’s and Fitch; and (2) if any of S&P, Moody’s or Fitch ceases to rate the senior notes of a series or fails to make a rating of the senior notes of a series publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Issuer (as certified by a resolution of the board of directors of the Parent Guarantor and reasonably acceptable to the trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Significant Shareholder” means each of (a) the Parent Guarantor or any of its subsidiaries and (b) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by the Parent Guarantor or one of its subsidiaries or any combination thereof.

“Voting Stock” of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person, as applicable.

Certain covenants

The indenture will not contain any provisions that would limit the ability of the Parent Guarantor and its subsidiaries to incur indebtedness or that would afford holders of senior notes protection in the event of a sudden and significant decline in the credit quality of the Parent Guarantor or the Issuer or a takeover, recapitalization or highly leveraged or similar transaction involving the Parent Guarantor or the Issuer. In addition, the Parent Guarantor will not be restricted under the terms of the indenture governing the senior notes from incurring secured indebtedness or entering into sale and leaseback transactions.

Limitation on liens

The Issuer will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any property or asset, to secure any debt of the Issuer, any subsidiary or any other person, or permit any subsidiary to do so, without securing the senior notes equally and ratably with such debt for so long as such debt will be so secured, subject to certain exceptions. The exceptions include:

•	liens existing on the date of the supplemental indenture related to a series of senior notes;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

•

liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

•	liens on property incurred in permitted sale and leaseback transactions;

•

liens in favor of only the Parent Guarantor, the Issuer or one or more subsidiaries of the Parent Guarantor granted by the Issuer or a subsidiary to secure any obligations owed to the Parent Guarantor, the Issuer or a subsidiary of the Parent Guarantor;

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

•

pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by the Employee Retirement Income Security Act of 1974, as amended from time to time;

•

deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•

liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Issuer or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Issuer or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Parent Guarantor, the Issuer or of such subsidiary;

•

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Parent Guarantor, the Issuer or any of their subsidiaries from fluctuations in interest rates or currencies;

•

liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering the Issuer’s or such subsidiary’s equity interests or other investments in such subsidiary or other person;

•

liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to the Issuer or any subsidiary rights to distribute such motion pictures, video and television programming, sound recordings or books, including liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements;

•	liens on Securitization Assets securing or transferred pursuant to any Permitted Securitization Financing;

•

liens on motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom (collectively, “works”) which either (1) existed on such works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of works;

•

any liens on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by the Parent Guarantor or any of its subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

•

liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

•	liens resulting from progress payments or partial payments under United States government contracts or subcontracts; or

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions described under “—Limitation on sale and leasebacks” below, do not at any time exceed 10% of the Parent Guarantor’s consolidated total assets (in each case, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that the assets of the Parent Guarantor and its consolidated subsidiaries shall be adjusted to reflect any significant (as determined under Regulation S-X) acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the indenture).

If any Subsidiary Guarantor and its subsidiaries are subsidiaries of the Parent Guarantor but not subsidiaries of the Issuer, then such Subsidiary Guarantor and its subsidiaries shall be treated as if they were subsidiaries of the Issuer for all purposes under the indenture, including for purposes of the provisions described above in “—Limitation on liens” and the provisions described below in “—Limitation on sale and leasebacks.”

For all purposes under the indenture, the term “debt” of any person means any debt for money borrowed which is created, assumed, incurred or guaranteed in any manner by such person or for which such person is otherwise responsible or liable, and shall expressly include any such guaranty thereof by such person. For the purpose of computing the amount of the debt of any person there shall be excluded all debt of such person for the payment or redemption or satisfaction of which money or securities (or evidences of such debt, if permitted under the terms of the instrument creating such debt) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption or satisfaction of such debt; and, in any instance where debt is so excluded, for the purpose of computing the assets of such person there shall be excluded the money, securities or evidences of debt deposited by such person in trust for the purpose of paying or satisfying such debt.

“Permitted Securitization Financing” means any financing arrangement or factoring of Securitization Assets by WBD or any subsidiary and any securitization facility of any Securitization Subsidiary, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to WBD or any subsidiary (other than any Securitization Subsidiary) in connection therewith.

“Securitization Assets” means accounts receivable, loans, mortgages, royalties, other rights to payment, supporting obligations therefor, proceeds therefrom and other related assets customarily disposed of or pledged in connection with non-recourse receivables financings or factorings or securitization facilities (as determined in good faith by WBD or any subsidiary).

“Securitization Subsidiary” means any subsidiary formed for purposes of consummating any Permitted Securitization Financing and which holds no material assets other than Securitization Assets and which is engaged in no material activities other than those related to such Permitted Securitization Financing.

“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by WBD or any subsidiary that WBD or such subsidiary, as applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.

Limitation on sale and leasebacks

The Issuer will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which the Issuer or any subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if the Issuer or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding senior notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only the Issuer and a subsidiary of the Issuer or only between subsidiaries of the Issuer; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Consolidation, merger and sale of assets

Neither the Issuer nor the Parent Guarantor may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) the Issuer or the Parent Guarantor is the surviving entity, as applicable, or (2) the successor entity, if other than the Issuer or the Parent Guarantor is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of the Issuer’s or the Parent Guarantor’s obligations, as applicable, under the senior notes or the guarantee, respectively, and the indenture;

•

immediately after giving effect to the transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•

if as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of the Issuer or the Parent Guarantor or any of its subsidiaries would become subject to any lien that would not be permitted by the lien restriction described above without equally and ratably securing the senior notes, the Issuer or the Parent Guarantor or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the senior notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity to the Issuer or the Parent Guarantor, the successor entity will succeed to, and be substituted for, the Issuer or the Parent Guarantor, respectively, under the indenture and the Issuer or the Parent Guarantor, respectively, will be released from its obligations under the senior notes or the guarantee, as applicable, and the indenture.

Future Subsidiary Guarantors

The Parent Guarantor will cause (1) each wholly owned Domestic Subsidiary that is a borrower or that guarantees the payment of any debt under the Senior Credit Facility and (2) each wholly owned Domestic Subsidiary that is a borrower or issuer or that guarantees the payment of any Material Debt, to execute and deliver to the trustee within 30 days a supplemental indenture, in form and substance required by the indenture, pursuant to which such wholly owned Domestic Subsidiary will guarantee payment of the senior notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the applicable supplemental indenture. See “—Guarantees—Guarantee by Subsidiaries of the Parent Guarantor” above.

Listing

We intend to apply to list the senior notes of each series on Nasdaq. The listing applications will be subject to approval by Nasdaq. If such listings are obtained, we will have no obligation to maintain such listings, and we may delist each series of senior notes at any time.

Events of default

Any one of the following is an “Event of Default” with respect to each series of senior notes:

(a)	if the Issuer defaults in the payment of interest, and such default continues for 30 days;

(b)	if the Issuer defaults in the payment of the principal or any premium when due by declaration, when called for redemption or otherwise;

(c)

if either the Parent Guarantor or the Issuer fails to perform or breaches any covenant or warranty in the senior notes of such series or in the indenture and applicable to the senior notes of such series or guarantee continuing for 90 days after notice to the Issuer by the trustee or by holders of at least 25% in principal amount of the outstanding senior notes of such series (with a copy to the trustee) affected thereby;

(d)	if certain events of bankruptcy or insolvency occur with respect to the Issuer, the Parent Guarantor or any Subsidiary Guarantor (the “bankruptcy or insolvency provision”);

(e)

a guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any Subsidiary Guarantor, as applicable, denies or disaffirms its obligations under the indenture or the applicable guarantee; and

(f)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor, the Issuer or any of their subsidiaries (or the payment of which is guaranteed by the Parent Guarantor, the

Issuer or any of their subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this prospectus supplement, if that default:

(1)	is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”); or

(2)	results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $400 million or more and (ii) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes of such series.

If an Event of Default (other than the bankruptcy or insolvency provision) with respect to a series of senior notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes of such series may declare the principal of all the senior notes of such series to be due and payable. When such declaration is made, such principal will be immediately due and payable. The holders of a majority in principal amount of the senior notes of such series may rescind such declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). If a bankruptcy or insolvency event occurs, the principal of and accrued and unpaid interest on the senior notes of such series will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the senior notes of such series.

Holders of the senior notes of a series may not enforce the indenture or the senior notes of such series, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the senior notes of such series. Subject to certain limitations, the holders of more than 50% in aggregate principal amount of the outstanding senior notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee.

Each holder shall agree in the indenture that no one or more holders of senior notes of a series shall have any right in any manner whatever by virtue or by availing of any provision of the indenture to affect, disturb or prejudice the rights of any other holder of senior notes of such series, or to obtain or seek to obtain priority over or preference to any other holder or to enforce any right under the indenture, except in the manner provided above and for the equal, ratable and common benefit of all holders of senior notes of such series.

The trustee may withhold from holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests.

Amendment and waiver

In addition to the circumstances described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Modification and Waiver” in the accompanying prospectus, without the consent of the holder of each senior note of a series affected thereby, an amendment or modification of, or waiver of any provision contained in, the indenture may not:

•

reduce the amount payable upon the repurchase of any senior note of such series or change the time at which any senior note of such series may be repurchased as described under “—Change of control offer to repurchase,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Defeasance and covenant defeasance

The provisions described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Discharge and Defeasance” in the accompanying prospectus are applicable to the senior notes. If we effect covenant defeasance with respect to the senior notes of any series as described in the accompanying prospectus, then the covenants described above under “—Certain covenants” and “—Change of control offer to repurchase” will cease to be applicable to the senior notes of such series.

Governing law

The indenture, the senior notes and the note guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of the Parent Guarantor, the Issuer or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Book-entry, delivery and form

We have obtained the information in this section from sources that we believe to be reliable. We do not take any responsibility for an accurate portrayal of this information. In addition, the description in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Global Clearance and Settlement

The Issuer will issue the senior notes in the form of one or more registered securities in global form (each, a “Global Note”). The global securities will be deposited with, or on behalf of, a Common Depository for Euroclear and Clearstream and issued to and registered in the name of the nominee of the Common Depository. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the ICSDs or another nominee of the ICSDs. Investors may hold their beneficial interests in the global securities directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs.

The ICSDs hold securities of institutions that have accounts with the ICSDs (“participants”) to facilitate the clearance and settlement of securities transactions among their participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs’ participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs’ book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by the ICSDs, upon the deposit of the global securities with the Common Depository, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global securities to the accounts of participants.

The accounts to be credited shall be designated by the underwriters of the senior notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as the nominee of the Common Depository is the registered holder and owner of the global securities, such nominee will be considered the sole legal owner and holder of the senior notes evidenced by the global certificates for all purposes of such senior notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the senior notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any senior notes under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the nominee of the Common Depository, as the holder of the global securities, is entitled to take, the Common Depository will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on senior notes represented by the global securities registered in the name of the nominee of the Common Depository and held by the Common Depository will be made to the ICSDs, the Common Depository or the nominee of the Common Depository, as the case may be, as the registered owner and holder of the global securities.

We expect that the ICSDs, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any senior notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•

the Issuer has been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved the Issuer, the trustee, the registrar and the paying agent on behalf of which the Global Notes may be held) has been closed for business for a continuous period of 14 business days or has announced an intention permanently to cease business or does in fact do so; or

•	an event of default in respect of the senior notes of a series has occurred and is continuing and the registrar has received a request from Euroclear or Clearstream;

then, upon surrender by an ICSD of a Global Note, certificated notes of such series will be issued to each person that the ICSD identifies as the beneficial owner of the senior notes represented by such Global Note. Upon the issuance of certificated notes, the registrar is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

Neither the Issuer nor the trustee will be liable for any delay by an ICSD or any participant or indirect participant in the ICSD in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the ICSD for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the senior notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the senior notes by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase such senior notes at their issue price (generally the first price at which a substantial amount of the senior notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such senior notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances (including Holders that are directly or indirectly related to the Issuer, accrual method Holders that have an “applicable financial statement” and Holders that are also lenders under the Revolving Credit Facility) or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold a senior note as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. Additionally, this discussion does not address the tax considerations that may be relevant to Holders that purchase senior notes in this offering and also participate in the concurrent Tender Offer.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a senior note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a senior note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a senior note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a senior note.

EACH PERSON CONSIDERING AN INVESTMENT IN THE SENIOR NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Certain Additional Payments

In certain circumstances, we are required to make payments on the senior notes other than stated principal and interest. For example, we are required to pay 101% of the principal amount of any senior notes purchased by us at the Holder’s election upon the occurrence of a Change of Control Triggering Event, as described above under the heading “Description of Senior Notes—Change of control offer to repurchase” and in certain circumstances we may be required to pay additional amounts as described above under the heading “Description of Senior Notes – Payment of additional amounts.”

U.S. Treasury regulations provide special rules for contingent payment debt instruments that, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the senior notes to be different from those described below. We intend to treat the possibility of our making any of the above payments as not causing the senior notes to be contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such Holder acquired its senior notes. However, our treatment is not binding on the U.S. Internal Revenue Service (the “IRS”). If the IRS were to challenge our treatment, a Holder might be required to accrue income on the senior notes in excess of stated interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the senior notes. The remainder of this discussion assumes that the senior notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest on the Senior Notes

In general, interest payable on a senior note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The senior notes are not expected to be issued with more than de minimis original issue discount (“OID”). However, if the senior notes are issued with more than de minimis OID, each U.S. Holder generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income. The remainder of this discussion assumes that the senior notes are not issued with more than de minimis OID.

A U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes, and that receives a payment of stated interest on the senior notes in euros, will be required to include in income an amount equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash method U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment, but may recognize foreign currency exchange gain or loss attributable to the actual disposition of the euros received.

A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes, and that receives a payment of stated interest on the senior notes in euros, may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, such U.S. Holder will recognize income for each taxable year equal to the U.S. dollar value of the euros accrued for such year determined by translating such amount into U.S. dollars at the average rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Under the second method, such U.S. Holder may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will recognize foreign currency exchange gain or loss, on the date interest is received, equal to the difference, if any, between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This foreign currency exchange gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.

Sale, Exchange, Retirement or Other Disposition of the Senior Notes

Subject to the foreign currency rules described below, upon the sale, exchange, retirement or other disposition of a senior note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such senior note.

If a U.S. Holder disposes of a senior note in a taxable transaction in exchange for euros, the amount realized by the U.S. Holder generally will be based on the U.S. dollar value of the euros received translated at the spot rate on the date of disposition. In the case of a senior note that is traded on an established securities market, as defined in the applicable U.S. Treasury Regulations, a cash method U.S. Holder and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. If an accrual method U.S. Holder makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If an accrual method U.S. Holder does not make this election, such U.S. Holder will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute ordinary income or loss.

A U.S. Holder’s adjusted tax basis in a senior note generally will be the initial purchase price for such senior note. If a U.S. Holder uses euros to purchase a senior note, the U.S. dollar cost of the senior note will be the U.S. dollar value of the euro purchase price on the date of purchase. In the case of a senior note that is traded on an established securities market, a cash method U.S. Holder, and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the cost of such senior note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to euros and the immediate use of those euros to purchase a senior note generally will not result in foreign currency exchange gain or loss for a U.S. Holder.

Subject to the foreign currency rules described below, any gain or loss recognized on a sale, exchange, retirement or other disposition of a senior note generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such senior note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Upon the sale, exchange or other taxable disposition of a senior note, a U.S. Holder may recognize gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of the senior note. Such gain or loss will generally be treated as ordinary income or loss. For these purposes, the principal amount of a senior note is the U.S. Holder’s purchase price for the senior note in euros. Gain or loss attributable to fluctuations in exchange rates with respect to the principal amount of a senior note generally will equal the difference between (i) the U.S. dollar value of the principal amount, determined on the date such payment is received or such senior note is disposed of and (ii) the U.S. dollar value of the principal amount of the senior note, determined on the date the U.S. Holder acquired such senior note. Any such foreign currency exchange gain or loss with respect to accrued interest will be determined as discussed above under “—Interest on the Senior Notes.” However, upon a sale, exchange or other taxable disposition of a senior note, a U.S. Holder will realize foreign currency exchange gain or loss with respect to principal or accrued interest only to the extent of the total gain or loss realized on the disposition of the senior note.

The foreign currency rules applicable to the senior notes are complex and their application may depend on a U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular federal income tax situation. U.S. Holders are therefore urged to consult their own tax advisors regarding the application of the foreign currency rules to their purchase, ownership and disposition of the senior notes in light of their particular circumstances.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include, among other things, all or a portion of their interest income on a senior note and net gain from the sale, exchange, retirement or other disposition of a senior note.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a senior note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Reportable Transactions

Under the applicable U.S. Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange or other taxable disposition of a senior note or foreign currency received in respect of a senior note to the extent that any such sale, exchange or other taxable disposition results in a tax loss in excess of an applicable threshold amount. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the senior notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Non-U.S. Holders

General

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA Withholding”:

(a) payments of principal and interest (and premium, if any) with respect to a senior note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that, in the case of amounts treated as payments of interest:

(i) such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;

(ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of WBD stock entitled to vote;

(iii) such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us or WBD through stock ownership;

(iv) such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v) the certification requirements described below are satisfied; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a senior note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a senior note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a senior note or gain recognized on the sale, exchange, retirement or other disposition of a senior note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Amounts treated as payments of interest on a senior note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of interest to certain U.S. Holders generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other disposition of a senior note by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. Holders; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a senior note by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a senior note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the senior notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a senior note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Holder should consult its own tax advisor regarding the application of FATCA to the senior notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the senior notes, or any interest therein, by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each as described in clauses (i), (ii), and (iii), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that the Issuer, the underwriters or any of their respective affiliates (the “Transaction Parties”) will act in a fiduciary capacity with respect to any Covered Plan in connection with its investment in a senior note, or any interest therein.

In considering an investment in the senior notes, or any interest therein, with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the senior notes, or any interest therein, satisfies these requirements.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

For example, the acquisition and/or holding of the senior notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the senior notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the senior notes, or any interest therein, or that all of the conditions of any such exemptions will be satisfied.

Plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable Similar Laws.

Because of the foregoing, the senior notes, or any interest therein, should not be purchased or held by any person investing plan assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

By acceptance of a senior note, or any interest therein, each purchaser and subsequent transferee of a senior note, or any interest therein, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to invest in the senior note, or any interest therein, constitutes Plan Assets of any Plan or (ii) the investment in the senior note, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior notes, or any interest therein.

The sale of senior notes, or any interest therein, to a Plan is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.

Purchasers of the senior notes, or any interest therein, have the exclusive responsibility for ensuring, to the extent applicable, that their purchase and holding of the notes complies with the relevant legal requirements including the fiduciary responsibility rules of ERISA or Similar Law, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Banco Santander, S.A., Commerzbank Aktiengellschaft, ING Bank N.V., Belgian Branch and SMBC Nikko Capital Markets Limited, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us the principal amount of senior notes set forth opposite the names of the underwriters below:

Underwriters	Principal amount of 2030 notes	Principal amount of 2033 notes
Barclays Bank PLC	€162,500,000	€212,500,000

Deutsche Bank AG, London Branch	€162,500,000	€212,500,000

Goldman Sachs & Co. LLC	€162,500,000	€212,500,000

Banco Santander, S.A.	€65,000,000	€85,000,000

Commerzbank Aktiengellschaft	€65,000,000	€85,000,000

ING Bank N.V., Belgian Branch	€16,250,000	€21,250,000

SMBC Nikko Capital Markets Limited	€16,250,000	€21,250,000

Total	€650,000,000	€850,000,000

The underwriting agreement provides that the underwriters will purchase all of the senior notes if any of them are purchased.

The underwriters initially propose to offer the senior notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the senior notes to selected dealers at the public offering price minus a concession of up to 0.2% of the principal amount of the 2030 notes and up to 0.3% of the principal amount of the 2033 notes. The underwriters may allow, and those selected dealers may reallow, a concession of up to 0.15% of the principal amount of the 2030 notes and up to 0.2% of the principal amount of the 2033 notes. After the initial offering, the underwriters may change the public offering price and any other selling terms.

The underwriters may offer and sell senior notes through certain of their affiliates. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the senior notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

In the underwriting agreement, we have agreed that we will pay our expenses related to the offering, which we estimate will be approximately €4.5 million. We will also indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Each series of senior notes is a new issue of securities, and there are currently no established trading markets for the senior notes. We intend to apply to list the senior notes of each series on Nasdaq. The listing applications will be subject to approval by Nasdaq and no assurance can be given that these applications will be granted. If such listings are obtained, we will have no obligation to maintain such listings, and we may delist each series of senior notes at any time. Settlement of the senior notes of each series is not conditional on obtaining the applicable listing. The underwriters have advised us that they intend to make a market in the senior notes, but they are not obligated to do so. The underwriters may discontinue any market making in the senior notes of each series at any time in their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the senior notes.

In connection with the issue of the senior notes, Deutsche Bank AG, London Branch (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may overallot senior notes or effect transactions with a view to supporting the market price of the senior notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the senior notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the senior notes and 60 days after the date of the allotment of the senior notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the senior notes. They may also cause the price of the senior notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) commences any of these transactions, it may discontinue them at any time. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes.

We expect that delivery of the senior notes will be made against payment therefor on May 17, 2024, which will be the business day following the trade date (such settlement being referred to as “T+3”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days, unless the parties to any such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade senior notes more than two London business days or more than two New York business days prior to May 17, 2024 will be required, by virtue of the fact that the senior notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the senior notes who wish to trade the senior notes during such period should consult their advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with the company and its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. One or more of the underwriters or their respective affiliates may own Tender Offer Notes and may participate in the Tender Offer. As a result, one or more of the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering.

Deutsche Bank Securities Inc. is acting as dealer manager for the Tender Offer.

Selling Restrictions

Canada

The senior notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the senior notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of senior notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of

Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the senior notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of senior notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it all such persons together being referred to as “relevant persons”. In the UK, the senior notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or its contents. The senior notes are not being offered to the public in the UK.

Hong Kong

The senior notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The senior notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the senior notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law; or

(iv) as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of senior notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the senior notes. The senior notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the senior notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the senior notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the senior notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the senior notes offered hereby and the guarantee will be passed upon for us by Debevoise & Plimpton LLP. Certain legal matters in connection with the senior notes offered hereby and the guarantees will be passed upon for us by Potter Anderson & Corroon LLP and Womble Bond Dickinson (US) LLP. The validity of the senior notes offered hereby and the guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Warner Bros. Discovery, Inc.

Debt Securities

Guarantees

Series A Common Stock

Preferred Stock

Depositary Shares

Discovery Communications Benelux B.V.	Discovery Communications, LLC

Debt Securities Guarantees	Debt Securities Guarantees

Scripps Networks Interactive, Inc.	WarnerMedia Holdings, Inc.

Debt Securities Guarantees	Debt Securities Guarantees

Purchase Contracts

Warrants

Units

198,175,592 Shares

Series A Common Stock

Offered by the Selling Stockholders

We may offer and sell securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document from time to time in one or more offerings. This prospectus provides you with a general description of the securities. You should read this prospectus and any applicable prospectus supplement before you invest.

In addition to the primary offering of securities described above, the selling stockholders identified in this prospectus may offer and sell up to 198,175,592 shares of our Series A common stock, par value $0.01 per share (the “common stock”), from time to time in one or more offerings. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders. Unless otherwise set forth in a prospectus supplement, the selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders in disposing of the shares of common stock.

We or the selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Warner Bros. Discovery, Inc. trades on the Nasdaq Global Select Market under the symbol “WBD”.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at 230 Park Avenue South, New York, New York 10003, and our telephone number is (212) 548-5555.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2022

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Warner Bros. Discovery, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “WBD” means Warner Bros. Discovery, Inc.; the term “WBD Benelux” means Discovery Communications Benelux B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Netherlands law that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect, wholly-owned consolidated subsidiary of WBD; the term “Scripps” means Scripps Networks Interactive, Inc., an Ohio corporation that is a direct, wholly-owned consolidated subsidiary of WBD; and the term “WMH” means WarnerMedia Holdings, Inc., a Delaware corporation that is a direct, wholly-owned consolidated subsidiary of WBD.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling stockholders may from time to time offer and sell up to 198,175,592 shares of our common stock described in this prospectus in one or more secondary offerings.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

WHERE YOU CAN FIND MORE INFORMATION

WBD files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by WBD with the SEC are also available on its website at http://ir.wbd.com. WBD’s website is not a part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34177) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, including those portions of our definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2022 that are incorporated by reference into such Annual Report;

•

Current Reports on Form 8-K filed with the SEC on February 7, 2022, February  9, 2022, March  4, 2022, March  7, 2022, March  9, 2022, March  11, 2022, March  15, 2022, April  7, 2022 and April  12, 2022 (and amended April 15, 2022);

•

Audited combined balance sheets of the WarnerMedia Business as of December 31, 2021 and 2020, the related combined statements of operations, other comprehensive income, cash flows and equity for each of the three years in the period ended December  31, 2021, and the related notes, filed as Exhibit 99.1 to Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on April 15, 2022;

•

Management’s discussion and analysis of the financial condition and results of operations of the WarnerMedia Business, filed as Exhibit 99.2 to our Current Report on Form 8-K, filed with the SEC on March 7, 2022;

•

Unaudited pro forma condensed combined financial statements of Warner Bros. Discovery, Inc. and the WarnerMedia Business as of and for the year ended December 31, 2021, and the related notes, filed as Exhibit 99.2 to Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on April 12, 2022; and

•	The description of WBD’s common stock contained in our Form 8-A/A, filed with the SEC on April 12, 2022 and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

230 Park Avenue South

New York, New York 10003

(212) 548-5555

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus, as well as in other public statements we may make, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects, anticipated sources and uses of capital and our recently completed acquisition of the WarnerMedia Business (as defined below). Words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among other terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	the effects of our recently completed acquisition of the WarnerMedia Business;

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changes in the distribution and viewing of television programming, including the continuing expanded deployment of personal video recorders, subscription video on demand, internet protocol television, mobile personal devices, personal tablets and user-generated content and their impact on television advertising revenue;

•	continued consolidation of distribution customers and production studios;

•	a failure to secure affiliate agreements or the renewal of such agreements on less favorable terms;

•	rapid technological changes;

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions, including the impact of the ongoing COVID-19 pandemic;

•	industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising;

•	disagreements with our distributors or other business partners over contract interpretation;

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fluctuations in foreign currency exchange rates, political unrest and regulatory changes in international markets, including any proposed or adopted regulatory changes that impact the operations of our international media properties and/or modify the terms under which we offer our services and operate in international markets;

•	market demand for foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	uncertainties regarding the financial performance of our investments in unconsolidated entities;

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our ability to complete, integrate, maintain and obtain the anticipated benefits and synergies from our proposed business combinations and acquisitions, including our recently completed acquisition of the WarnerMedia Business, on a timely basis or at all;

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uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies, and the success of our discovery+ and HBO Max streaming products;

•	realizing direct-to-consumer subscriber goals;

•	future financial performance, including availability, terms, and deployment of capital;

•	the ability of suppliers and vendors to deliver products, equipment, software, and services;

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the outcome of any pending or threatened or potential litigation, including any litigation that has been or may be instituted against us relating to our recently completed acquisition of the WarnerMedia Business;

•	availability of qualified personnel and recruiting, motivating and retaining talent;

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the possibility or duration of an industry-wide strike or other job action affecting a major entertainment industry union or others involved in the development and production of our television programming, feature films and interactive entertainment (e.g., games) who are covered by collective bargaining agreements;

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changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and similar authorities internationally and data privacy regulations and adverse outcomes from regulatory proceedings;

•	changes in income taxes due to regulatory changes or changes in our corporate structure;

•	changes in the nature of key strategic relationships with partners, distributors and equity method investee partners;

•	competitor responses to our products and services and the products and services of the entities in which we have interests;

•	threatened or actual cyber-attacks and cybersecurity breaches;

•	threatened terrorist attacks and military action, including the intensification or expansion of the conflict in Ukraine;

•	service disruptions or the failure of communications satellites or transmitter facilities;

•	theft of our content and unauthorized duplication, distribution and exhibition of such content;

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changes in existing U.S. and foreign laws and regulations, as well as possible private rights of action, regarding intellectual property rights protection and privacy, personal data protection and user consent;

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potential changes to the electromagnetic spectrum currently used for broadcast television and satellite distribution being considered by the Federal Communications Commission could negatively impact our ability to deliver pay-TV network feeds of our domestic pay-TV programming networks to our affiliates, and, in some cases, to produce high-value news and entertainment programming on location;

•	our level of debt, including the significant indebtedness incurred in connection with the acquisition of the WarnerMedia Business, and our future compliance with debt covenants;

•	reduced access to capital markets or significant increases in costs to borrow, including as a result of higher interest rates and perceived, potential or actual inflation; and

•	a reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

These risks have the potential to impact the recoverability of the assets recorded on our balance sheets, including goodwill or other intangibles. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

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Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in WBD, WBD Benelux, DCL, Scripps or WMH should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

SUMMARY

Warner Bros. Discovery, Inc.

On April 8, 2022 (the “Closing Date”), Discovery, Inc. (“Discovery”), a global media company that provides content across multiple distribution platforms including linear, free-to-air and broadcast television, authenticated GO applications, digital distribution arrangements, content licensing arrangements and direct-to-consumer subscription products, completed the Merger (as defined below) in which it acquired the business, operations and activities that constitute the WarnerMedia segment of AT&T Inc. (“AT&T”), subject to certain exceptions (the “WarnerMedia Business”) and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.”

On the Closing Date, WBD and AT&T completed the transactions contemplated by (1) the Separation and Distribution Agreement, dated as of May 17, 2021 (as amended, the “Separation Agreement”), by and among AT&T, Magallanes, Inc. (“Spinco”) and WBD, (2) that certain Agreement and Plan of Merger, dated as of May 17, 2021 (as amended, the “Merger Agreement”), by and among WBD, Drake Subsidiary, Inc. (“Merger Sub”), AT&T and Spinco and (3) certain other agreements in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement. Specifically, (1) AT&T transferred the WarnerMedia Business to Spinco, subject to certain exceptions as set forth in the Separation Agreement (the “Separation”), (2) thereafter, on the Closing Date, AT&T distributed to its stockholders all of the shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) held by AT&T by way of a pro rata dividend such that each holder of shares of common stock, par value $1.00 per share, of AT&T (“AT&T common stock”) was entitled to receive one share of Spinco common stock for each share of AT&T common stock held as of the record date, April 5, 2022 (the “Distribution”), and (3) following the Distribution, Merger Sub merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of WBD (the “Merger” and together with the Separation and the Distribution, the “WarnerMedia Transactions”) that was subsequently renamed “WarnerMedia Holdings, Inc.” Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Spinco common stock on the Closing Date was automatically converted into the right to receive 0.241917 shares of our common stock.

Warner Bros. Discovery, a premier global media and entertainment company, offers audiences the world’s most differentiated and complete portfolio of content, brands and franchises across television, film, streaming and gaming. The new company combines the WarnerMedia Business’s premium entertainment, sports and news assets with Discovery’s leading non-fiction and international entertainment and sports businesses.

The common stock of WBD trades on the Nasdaq Global Select Market under the symbol “WBD”. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Discovery Communications Benelux B.V.

WBD Benelux is an indirect, wholly-owned subsidiary of WBD. WBD Benelux is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Netherlands law, having its corporate seat in Amsterdam, The Netherlands, and registered with the Chamber of Commerce under number 33295591. WBD Benelux provides media-related services for WBD’s international business and is the issuer under WBD’s European commercial paper program. Its principal executive offices are located at Kraanspoor 20, 1033 SE Amsterdam, Netherlands and the telephone number is +31 20 713 8900.

Discovery Communications, LLC

DCL is an indirect, wholly-owned subsidiary of WBD. DCL includes WBD’s Discovery Channel and TLC networks in the U.S. DCL is a Delaware limited liability company. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Scripps Networks Interactive, Inc.

Scripps is a direct, wholly-owned subsidiary of WBD. Certain of WBD’s operations, including Food Network and HGTV, are conducted through Scripps. Scripps is an Ohio corporation. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

WarnerMedia Holdings, Inc.

WMH is a direct, wholly-owned subsidiary of WBD. WMH, which was originally named Magallanes, Inc., was organized specifically for the purpose of effecting the WarnerMedia Transactions. WMH includes the WarnerMedia Business. Its principal executive offices are located at 230 Park Avenue South, New York, NY, 10003, and the telephone number is (212) 548-5555.

Debt Securities and Guarantee Structure

Set forth below is a diagram that graphically illustrates, in simplified form, the current corporate debt and guarantee structure of WBD.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as updated by our subsequent filings with the SEC and the statements under the caption “Forward-Looking Statements.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks related to securities offered by a prospectus supplement will be described in such prospectus supplement.

SUMMARIZED FINANCIAL INFORMATION

Basis of Presentation

As of December 31, 2021, all of WBD’s outstanding registered senior notes have been issued by DCL, a wholly owned subsidiary of WBD and guaranteed by WBD and Scripps, except for $23 million of senior notes outstanding as of December 31, 2021 that have been issued by Scripps and are not guaranteed. DCL primarily includes the Discovery Channel and TLC networks in the U.S. DCL is a wholly owned, indirect subsidiary of WBD. Scripps is also 100% owned by WBD. As of December 31, 2021, WBD Benelux had not issued or guaranteed any of our senior notes.

The tables below present the summarized financial information as combined for WBD, WBD Benelux, Scripps and DCL (collectively, the “Obligors”) as of December 31, 2021. All guarantees of DCL’s senior notes (the “Note Guarantees”) are full and unconditional, joint and several and unsecured, and cover all payment obligations arising under the senior notes. Note the table below incorporates information regarding WBD Benelux into the Summarized Financial Information as previously disclosed in Discovery, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

Note Guarantees issued by Scripps or any subsidiary of WBD, including WBD Benelux and WMH, that in the future issues a Note Guarantee (each, a “Subsidiary Guarantor”) may be released and discharged (i) concurrently with any direct or indirect sale or disposition of such Subsidiary Guarantor or any interest therein, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under its guarantee of payment by DCL, (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into DCL or WBD or another Subsidiary Guarantor, or upon the liquidation of such Subsidiary Guarantor and (iv) other customary events constituting a discharge of the Obligors’ obligations.

Summarized Financial Information

We have included the accompanying summarized combined financial information of the Obligors after the elimination of intercompany transactions and balances among the Obligors and the elimination of equity in earnings from and investments in any subsidiary of WBD that is a non-guarantor (in millions).

Year Ended December 31, 2021
Current assets	$4,485
Non-guarantor intercompany trade receivables, net	86
Noncurrent assets	6,003
Current liabilities	1,033
Noncurrent liabilities	15,787

Year Ended December 31, 2021
Revenues	$2,145
Operating income	1,037
Net income	300
Net income available to Warner Bros. Discovery, Inc.	252

This prospectus does not contain summarized financial information with respect to WMH because, as of our most recent balance sheet date of December 31, 2021, WMH was a wholly-owned subsidiary of AT&T Inc. with only de minimis assets and no operating activities for the year ended as of December 31, 2021. Please see the description of the Merger and related descriptions of WBD’s corporate structure, WMH and the WarnerMedia Business acquired by WMH set forth above in “Summary—Warner Bros. Discovery Inc.,” “Summary—WarnerMedia Holdings, Inc.” and “Summary—Debt Securities and Guarantee Structure” for further information and please see our Current Report on Form 8-K filed March 7, 2022 for certain historical financial information relating to the WarnerMedia Business.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering. The aggregate proceeds to any selling stockholder from the sale of securities offered by it would be the purchase price of the securities less discounts and commissions, if any. We would not receive any proceeds from the sale of securities by any selling stockholder.

SELLING STOCKHOLDERS

This prospectus also relates to the possible sale by Advance/Newhouse Partnership and Advance/Newhouse Programming Partnership, which we refer to in this prospectus as the “selling stockholders,” of up to 198,175,592 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders may offer and sell some, all or none of their shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares and percentage of our total outstanding common stock beneficially owned by each selling stockholder as of April 18, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The percentage of shares of common stock owned prior to the offering is based on 2,426,844,405 shares of common stock outstanding as of April 18, 2022.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering
	Number	Percentage of Class
Advance/Newhouse Programming Partnership (“ANPP”) (1)	194,023,290	7.99%
Advance/Newhouse Partnership (“ANP”)(1)	4,152,302	0.17%

There is no assurance that the selling stockholders will resell all or any of their common stock. Assuming that the selling stockholders resell all of their shares of common stock subject to resale pursuant to this prospectus, none of the selling stockholders will hold one percent or more of our common stock.

(1)

ANPP owns directly 194,023,290 shares of common stock and ANP owns directly 4,152,302 shares (collectively, the “Shares”). Newhouse Broadcasting Corporation, a New York corporation (“NBCo”) beneficially owns the Shares indirectly through its 65% indirect interest in ANPP and 61.24% indirect interest in ANP, and Advance Publications, Inc., a New York corporation (“API”) beneficially owns the Shares indirectly through its 35% indirect interest in ANPP and 38.76% indirect interest in ANP. API and NBCo may be deemed to beneficially own the Shares due to their ownership and control of ANPP and ANP. Each of NBCo and API disclaim beneficial ownership of the Shares except to the extent of its pecuniary interest.

The board of directors of API makes all voting and investment decisions with respect to the Shares. The members of the board of directors of API are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer. Each of Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer disclaims beneficial ownership of the Shares. The address for the selling stockholders is 6350 Court Street, East Syracuse, New York 13057.

Relationship with the Selling Stockholder

In connection with the completion of the WarnerMedia Transactions, on the Closing Date and prior to the effective time of the Merger, Discovery amended and restated its restated certificate of incorporation, as amended (the “Discovery charter” and as amended and restated, the “WBD charter”), to, among other things, (1) change its name to Warner Bros. Discovery, Inc. and (2) automatically reclassify and convert each share of Discovery’s Series A common stock, par value $0.01 per share, Discovery’s Series B common stock, par value $0.01 per share, Discovery’s Series C common stock, par value $0.01 per share (“Discovery Series C Common Stock”), Discovery’s Series A-1 convertible participating preferred stock, par value $0.01 per share (“Discovery Series A-1 Preferred Stock”), and Discovery’s Series C-1 convertible participating preferred stock, par value $0.01 per share (“Discovery Series C-1 Preferred Stock”), into such number of shares of common stock as set forth in the Merger Agreement (the “Reclassification”).

Prior to the Merger, the selling stockholders held all of the issued and outstanding shares of Discovery Series A-1 Preferred Stock, which represented approximately 23% of the aggregate voting power of the shares of Discovery voting stock, all of the issued and outstanding shares of Discovery Series C-1 Preferred Stock and 11,673,892 shares of Discovery Series C Common Stock. In connection with the Merger, the selling stockholders received the shares of common stock set forth in the table above in exchange for the Discovery Series A-1 Preferred Stock, Discovery Series C-1 Preferred Stock and Discovery Series C Common Stock they owned prior to the Closing Date.

In addition, prior to the Merger, as a result of holding the Discovery Series A-1 Preferred Stock, the selling stockholders had the right to elect three directors to the board of directors of Discovery and special voting rights as to certain enumerated matters, including material amendments to the Discovery charter and Discovery’s bylaws, fundamental changes in its business, mergers and other business combinations, certain acquisitions and dispositions and future issuances of capital stock.

In connection with the Merger Agreement, Discovery, AT&T and Spinco entered into the following agreements with ANPP and ANP:

(a) a voting agreement, which required that the selling stockholders vote their shares in favor of (i) amending the Discovery charter in connection with the WarnerMedia Transactions and (ii) issuing shares of our common stock to Spinco stockholders in connection with the WarnerMedia Transactions; and

(b) a consent agreement (the “Consent Agreement”) in which the selling stockholders agreed to deliver an irrevocable consent to Discovery consenting, approving and adopting the Merger Agreement and any actions required thereby. As part of the Consent Agreement, (i) Discovery agreed to designate Steven A. Miron and Steven O. Newhouse as directors of WBD upon completion of the WarnerMedia Transactions and (ii) Discovery and the selling stockholders agreed to enter into a registration rights agreement on customary terms to be effective following the completion of the WarnerMedia Transactions.

Pursuant to the Consent Agreement, Steven A. Miron and Stephen O. Newhouse were elected as directors of WBD for a term ending on the third annual meeting following the closing of the Merger. Mr. Miron is the CEO of ANP and ANPP and Mr. Newhouse is the Co-President of API and an Executive Vice President of NBCo. In connection with the selling stockholders’ entry into the Consent Agreement and related forfeiture of the significant rights attached to the Discovery Series A-1 Preferred Stock in the Reclassification, the selling stockholders received an increase to the number of shares of common stock into which the Discovery Series A-1 Preferred Stock would be converted.

In connection with the completion of the Merger, WBD entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of April 11, 2022, by and among WBD, ANPP and ANP. Pursuant to the Registration Rights Agreement, subject to certain limitations and restrictions, the selling stockholders have the right to require us to use our reasonable efforts to register the shares of our common stock now held or thereafter acquired by the selling stockholders.

Affiliates of ANP and ANPP enter into ordinary course commercial arms-length transactions with WBD.

DESCRIPTION OF DEBT SECURITIES

WBD, WBD Benelux, DCL, Scripps and/or WMH, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

DCL may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “DCL senior indenture”) among DCL, WBD, as guarantor, and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association (“U.S. Bank”), as senior trustee. Scripps may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of December 1, 2011 (as amended or supplemented from time to time, the “Scripps senior indenture”) between Scripps and U.S. Bank, as senior trustee. WBD, WBD Benelux and WMH may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between the applicable issuer and a senior trustee to be named in a prospectus supplement. The DCL senior indenture, the Scripps senior indenture and the forms of senior indenture for WBD, WBD Benelux and WMH are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture between the applicable issuer and a subordinated trustee to be named in a prospectus supplement. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If WBD, WBD Benelux, DCL, Scripps and/or WMH guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. The DCL senior indenture, the Scripps senior indenture, the forms of senior indenture for WBD, WBD Benelux and WMH and the subordinated indentures are each referred to individually as an indenture and collectively as the indentures and, together, the senior trustees and the subordinated trustees are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by such issuer and may be payable in any currency or currency unit designated by such issuer or in amounts determined by reference to an index.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of the applicable issuer and will rank pari passu with such issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the applicable issuer’s unsecured and subordinated obligations and will be junior in right of payment to such issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be the applicable issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the issuer, title and type of the debt securities;

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whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which such issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any material U.S. federal tax implications of the debt securities; and

•	any other material terms of the debt securities.

The applicable issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The applicable issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The applicable issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either WBD or any of its subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of WBD’s or its subsidiaries’ property or capital stock, or restricting either WBD or any of its subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, an issuer may not consolidate with or merge into any other person, in a transaction in which such issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

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the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust or, solely with respect to WBD Benelux, a corporation or entity organized under the laws of any member country of the European Union (subject, in each case, to certain exceptions provided for in the senior indenture);

•	the successor entity assumes by supplemental indenture such issuer’s obligations on the applicable senior debt securities and under the applicable senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

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the applicable issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

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the applicable issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

The applicable issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after such issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series (with a copy to the trustee if given by the holders);

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of the applicable issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer or for all or substantially all of such issuer’s property and assets; or (3) the winding up or liquidation of the applicable issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•

the applicable issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such issuer for all or substantially all of such issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors; or

•

with respect to the senior indenture for WMH, a guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or the applicable guarantee.

The default by the applicable issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class, other than in the case of an event of default specified in the third or seventh bullet points above with respect to the senior indenture for WMH) by written notice to the applicable issuer and to the trustee, if such notice is given by the holders, may declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to the applicable issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•

during such 60-day period, the holders of at least a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of the applicable issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of such issuer’s compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that the applicable issuer (a) may be discharged from its obligations in respect of the debt securities (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when such issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, such issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Modification and Waiver. The applicable issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to such issuer, and the assumption by such successor corporation of such issuer’s covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency (and, in the case of the senior indenture for WMH, any omission or mistake) in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to such issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the applicable issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture; or

•	with respect to the senior indenture for WMH, makes any change to a guarantee in a manner materially adverse to the holders of such series affected by the change.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the applicable issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of such issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of WBD, WBD Benelux, DCL, Scripps, WMH or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

Each issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “—Certain Terms of the Senior Debt Securities—Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the applicable issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of such issuer’s Senior Indebtedness, such issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of such issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all such issuer’s Senior Indebtedness. Because of this subordination, if such issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of such issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The applicable issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Certain Terms of the WBD Benelux Debt Securities

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, WBD Benelux may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•

if there is an amendment to, or change in, the laws, regulations, rulings or treaties of The Netherlands, the United States or other jurisdiction in which WBD Benelux or WBD or any other guarantor (each a “WBD Benelux guarantor”) or, in each case, any successor thereof may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to WBD Benelux or any WBD Benelux guarantors;

•

as a result of such amendment or change, WBD Benelux or any WBD Benelux guarantor becomes, or there is a material probability that WBD Benelux or any WBD Benelux guarantor will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•

the obligation to pay Additional Amounts cannot be avoided through WBD Benelux or any WBD Benelux guarantor’s commercially reasonable measures, not including substitution of the obligor of the debt securities;

•	WBD Benelux delivers to the trustee:

•

a certificate of WBD Benelux or any WBD Benelux guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by WBD Benelux or any WBD Benelux guarantor, as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent tax counsel to WBD Benelux or any WBD Benelux guarantor, as the case may be, of recognized standing to the effect that WBD Benelux or any WBD Benelux guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that WBD Benelux or any WBD Benelux guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

following the delivery of the certificate and opinion described in the previous bullet point, WBD Benelux provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which WBD Benelux or any WBD Benelux guarantor would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, WBD Benelux may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, none of WBD Benelux or any WBD Benelux guarantor will deduct or withhold from payments made by WBD Benelux or any WBD Benelux guarantor under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that WBD Benelux or any WBD Benelux guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, WBD Benelux or any WBD Benelux guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or on account of:

•

any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

•

is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

•

has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•

actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of WBD Benelux or any WBD Benelux guarantor within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•

any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by WBD Benelux or any WBD Benelux guarantor or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•

any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the indenture;

•	any withholding or deduction required to be made from payments in respect of debt securities pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of WBD Benelux and any WBD Benelux guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by WBD Benelux or any WBD Benelux guarantor or if, notwithstanding WBD Benelux or any WBD Benelux guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if WBD Benelux or any WBD Benelux guarantor will be obligated to pay Additional Amounts with respect to such payment, WBD Benelux or any WBD Benelux guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, WBD Benelux will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in The Netherlands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which WBD Benelux or any WBD Benelux guarantor or any successor to WBD Benelux or any WBD Benelux guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Certain Terms of the WBD Benelux Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Guarantees

Parent Guarantee. Unless the applicable prospectus supplement states otherwise, WBD will fully and unconditionally guarantee (the “WBD parent guarantee”) to each holder of debt securities issued by WBD Benelux, DCL, Scripps or WMH pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe the WBD parent guarantee, including the terms under which the parent guarantees will be provided. The WBD parent guarantee will be unsecured and, with respect to WBD parent guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of WBD as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of WBD.

Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of WBD. If the applicable prospectus supplement specifies otherwise, however, DCL, WBD Benelux, Scripps or WMH (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by WBD (each, a “subsidiary guarantee”), WBD Benelux may fully and unconditionally guarantee to each holder of debt securities issued by DCL, Scripps or WMH, DCL may fully and unconditionally guarantee to each holder of debt securities issued by WBD Benelux, Scripps or WMH, Scripps may fully and unconditionally guarantee to each holder of debt securities issued by WBD Benelux, DCL or WMH, and WMH may fully and unconditionally guarantee to each holder of debt securities issued by DCL, WBD Benelux, or Scripps, the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Consolidation, Merger and Sale of Assets of Parent Guarantor. Unless we indicate otherwise in a prospectus supplement, WBD may not consolidate with or merge into any other person, in a transaction in which WBD is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject, in each case, to certain exceptions provided for in the applicable indenture);

•	the successor entity assumes by supplemental indenture WBD’s obligations on the applicable debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Unless we indicate otherwise in a prospectus supplement, the subsidiary guarantors are not restricted from consolidating with or merging into any other person, or conveying, transferring or leasing their properties and assets substantially as an entirety to any person.

DESCRIPTION OF COMMON STOCK

General

The following description of the common stock that WBD may offer and sell is intended as a summary only and therefore is not a complete description. This description is based upon, and is qualified by reference to, the WBD charter, WBD’s amended and restated bylaws (the “WBD bylaws”) and applicable provisions of Delaware corporate law. You should read the WBD charter and WBD bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Under the WBD charter, WBD has authority to issue 10,800,000,000 shares of common stock, par value $0.01 per share, all of which shall be of a single class designated as Series A Common Stock (the “common stock”). As of April 18, 2022, 2,426,844,405 shares of common stock were issued and outstanding.

Common Stock

Voting Rights

The common stock consists of a single class and all holders of the common stock are entitled to one vote per share.

Dividends

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock are entitled to receive such dividends as may be declared thereon by WBD’s board of directors (the “Board”) at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such dividends.

Distributions

Subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock are entitled to receive such distributions in cash, property, stock or otherwise as may be declared thereon by the Board at any time and from time to time out of assets or funds of WBD legally available therefor and will share equally on a per share basis in such distributions.

Liquidation and Dissolution

In the event of WBD’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of WBD’s debts and other liabilities, and subject to the preferences and rights, if any, applicable to shares of preferred stock, the holders of common stock will be entitled to receive all of the remaining assets of WBD available for distribution to WBD stockholders, ratably in proportion to the number of shares of common stock held by them.

Certain Anti-Takeover Effects of the WBD Charter, Bylaws and Delaware Law

Board of Directors

The WBD charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of WBD’s directors will not be less than three or more than thirteen prior to WBD’s third annual meeting of stockholders following the completion of the Merger. Until the election of directors at WBD’s third annual meeting of stockholders following the completion of the Merger, the Board will be divided into three classes of directors with Class I consisting of four directors, Class II consisting of four directors and Class III consisting of five directors. Class I directors will have terms that expire at WBD’s first annual meeting of stockholders following the completion of the Merger, Class II directors will have terms that expire at WBD’s second annual meeting of stockholders following the completion of the Merger and Class III directors will have terms that expire at WBD’s third annual meeting of stockholders following the completion of the Merger; provided that the term of each director will continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

At WBD’s first annual meeting of stockholders following the completion of the Merger, successors to the Class I directors whose terms expire at WBD’s first annual meeting of stockholders following the completion of the Merger will be elected for a term expiring at WBD’s next annual meeting. At WBD’s second annual meeting of stockholders following the completion of the Merger, successors to the Class I directors whose terms expire at WBD’s second annual meeting following the completion of the Merger and successors to the Class II directors whose terms expire at WBD’s second annual meeting following the completion of the Merger will be elected for a term expiring at WBD’s next annual meeting.

Starting with the election of directors at WBD’s third annual meeting of stockholders following the completion of the Merger, the Board will cease to be classified and all directors will have terms that expire at WBD’s next annual meeting. At each subsequent annual meeting of WBD stockholders, the successors of directors whose term expires at that meeting will be elected to hold office for a term of one year expiring at the annual meeting of WBD stockholders following the year of their election.

The WBD charter provides that, prior to WBD’s first annual meeting of stockholders following the completion of the Merger, any vacancy resulting from the death, resignation or removal of any director designated by either AT&T or WBD will be filled solely by a majority of the directors designated by the entity that designated the director who died, resigned or was removed, even if less than a quorum. Any other vacancy on the Board or any newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected will hold office for a term that will coincide with the term of the class in which such director will have been chosen or, following the termination of the classification of the Board, each director so elected will hold office for a term that will expire at the next annual meeting of WBD stockholders held after such director’s election or until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

Prior to WBD’s third annual meeting of stockholders following the completion of the Merger, directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders.

These provisions could preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, prior to WBD’s third annual meeting of stockholders following the completion of the Merger, it would take at least two elections of directors for any individual or group to gain control of the WBD Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of WBD.

No Stockholder Action by Written Consent; Special Meetings

The WBD charter provides that any action required or permitted to be taken at any annual meeting or special meeting of WBD stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. Except as otherwise required by law and subject to the rights of the holders of shares of any then outstanding class or series of preferred stock, special meetings of WBD stockholders for any purpose or purposes may be called only by the Chairperson of the Board or the Chief Executive Officer of WBD or pursuant to a resolution of the Board adopted by at least a majority of the directors then in office. The WBD stockholders do not have the power to call a special meeting of WBD stockholders.

Advance Notice Procedures

WBD’s bylaws establish an advance notice procedure for WBD stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of WBD stockholders.

All nominations by WBD stockholders or other business to be properly brought before a meeting of WBD stockholders will be made pursuant to timely notice in proper written form to WBD’s Secretary. To be timely, a stockholder’s notice must be given to WBD’s Secretary at WBD’s offices as follows:

•

with respect to an annual meeting of WBD stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 90th day prior to such anniversary and no later than then close of business on the 60th day prior to such anniversary;

•

with respect to an annual meeting of WBD stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of WBD stockholders, such notice will be given no earlier than the close of business on the 100th day prior to the current annual meeting and not later than the close of business on the later of (1) the 70th day prior to the current annual meeting or (2) the 10th day following the day on which WBD first publicly announces the date of the current annual meeting; and

•

with respect to an election to be held at a special meeting of WBD stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (1) the 60th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting.

The public announcement of an adjournment or postponement of a meeting of WBD stockholders will not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to the WBD Board at an annual meeting is increased and WBD does not make a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to WBD’s Secretary at WBD’s offices not later than the close of business on the 10th day following the day on which WBD first made such public announcement.

Amendments to the WBD Charter and Bylaws

The WBD charter provides that the WBD charter may be amended, altered or repealed in the manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”), except that the amendment of certain provisions of the WBD charter require approval at a meeting of WBD stockholders called for that purpose by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock then entitled to vote at any annual or special meeting of WBD stockholders, notwithstanding that a lesser percentage may be permitted from time to time by applicable law. In addition, the WBD charter provides that the Board is expressly authorized to amend, alter or repeal WBD’s bylaws, without the assent or vote of WBD stockholders, by the affirmative vote of at least a majority of the directors then in office.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in business combinations, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder, including a person or group who beneficially owns 15% or more of the corporation’s voting stock, for three years following the date that a person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Under the WBD charter, WBD has not opted out of the protections of Section 203, and WBD is therefore governed by Section 203. Accordingly, it is expected that Section 203 will have an anti-takeover effect with respect to transactions that the Board does not approve in advance and that Section 203 may discourage takeover attempts that might result in a premium over the market price of WBD capital stock.

Choice of Forum

The WBD charter provides that unless WBD consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of WBD, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, stockholder or agent of WBD to WBD or its stockholders, (3) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to the WBD charter or the bylaws of the combined company) or (4) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless WBD consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

The WBD charter contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of his or her fiduciary duty as a director, except in circumstances involving:

•	any breach of the director’s duty of loyalty to WBD or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derived an improper personal benefit.

The principal effect of the limitation on liability provision is that a WBD stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, do not limit or eliminate WBD’s rights or any WBD stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under U.S. federal securities laws. The inclusion of this provision in the WBD charter may discourage or deter WBD stockholders or WBD management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited WBD and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that WBD may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to the WBD charter and WBD bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.

General

Under WBD’s charter, WBD has authority to issue 1,200,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”). As of April 18, 2022, no shares of preferred stock are issued and outstanding.

Authorized but Unissued Shares of Preferred Stock

Pursuant to the WBD charter, WBD is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of the Board. The authorized shares of preferred stock are available for issuance without further action by WBD stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which WBD’s securities may be listed or traded. If the approval of WBD stockholders is not required for the issuance of shares of preferred stock, the Board may determine not to seek stockholder approval.

A series of preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based upon its judgment as to the best interests of WBD stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of WBD stockholders might believe to be in their best interests or in which WBD stockholders might receive a premium for their WBD capital stock over the then-current market price of such stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether WBD has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of WBD’s general creditors.

As described under “Description of Depositary Shares,” WBD may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon WBD’s liquidation, dissolution or winding up of its affairs, rank:

•

senior to all classes or series of WBD’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs;

•

on a parity with all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs; and

•

junior to all equity securities issued by WBD, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon WBD’s liquidation, dissolution or winding up of its affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on WBD’s stock books on record dates fixed by the Board, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If the Board does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and WBD will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date WBD initially issues shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of WBD’s affairs, then, before it makes any distribution or payment to the holders of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of WBD’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if WBD’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if WBD has made liquidating distributions in full to all holders of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, WBD’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at WBD’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by WBD in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. WBD may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of WBD’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of WBD’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, WBD will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.

In addition, WBD will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, WBD has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time WBD may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of WBD’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, WBD will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that WBD determines. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, WBD will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and WBD has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at WBD’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

WBD may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by WBD to act as depositary under a deposit agreement between WBD, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, the WBD charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with WBD’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of WBD, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever WBD redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as WBD has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and WBD will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

WBD will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. WBD will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between WBD and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or WBD only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with WBD’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to WBD notice of its election to do so, and WBD may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon WBD’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from WBD, that are delivered to the depositary and that WBD is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications WBD delivers to the depositary as the holder of preferred stock.

Limitation of Liability

Neither WBD nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond WBD’s control in performing its obligations. WBD’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. WBD and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. WBD and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS

WBD may issue purchase contracts for the purchase or sale of common stock, preferred stock or depositary shares. WBD, WBD Benelux, DCL or Scripps may issue purchase contracts for the purchase or sale of their debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the purchase contracts.

The purchase contracts may require periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

WBD may issue warrants to purchase preferred stock, depositary shares or common stock. WBD, WBD Benelux, DCL or Scripps may issue warrants to purchase debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which the warrants will be issued;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

WBD may issue registered debt securities, depositary shares, purchase contracts, units and warrants, and WBD Benelux, DCL, Scripps and WMH may issue registered debt securities, purchase contracts, units and warrants, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of WBD, WBD Benelux, DCL, Scripps, WMH, the trustees, the warrant agents, the unit agents or any other agent of WBD, WBD Benelux, DCL, Scripps or WMH, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, including certain transferees of the selling stockholders who may later hold its interests in the securities covered by this prospectus, may sell securities from time to time in any legal manner selected by us or any selling stockholder, including:

•	through underwriters;

•	through dealers;

•	through agents;

•	through remarketing firms or other third parties;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

We and/or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We and/or the selling stockholders will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any compensation that we or any selling stockholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities by us or by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	as in-kind distributions.

Any such sales may be effected:

•	on the Nasdaq Stock Market LLC;

•	in the over-the-counter market;

•	in transactions otherwise than on the Nasdaq Stock Market LLC or in the over-the-counter market; or

•	any combination of the foregoing.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent, dealer or any underwriters and the amounts of securities underwritten or purchased by each of them;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to the agent, dealer or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts, concessions and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Any discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. If any selling stockholder sells securities through underwriters or broker-dealers, such selling stockholder will be responsible for any underwriting discounts and commissions and/or agents’ commissions.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Any underwriters, broker-dealers or agents that participate in the sale of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of the securities by any selling stockholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and/or the selling stockholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We and/or the selling stockholders (subject to our Insider Trading Policy, with respect to any selling stockholder subject to such policy) may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the selling stockholders default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We and/or the selling stockholders (subject to our Insider Trading Policy, with respect to any selling stockholder subject to such policy) may enter into derivative, hedging or other types of transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties. In connection with those transactions, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us and/or the selling stockholders or borrowed from us, selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us and/or the selling stockholders in settlement of those transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

The selling stockholders have advised us that they have not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of its securities. However, we are required, under the registration rights agreement relating to the securities being sold under this prospectus, to enter into customary underwriting and other agreements in connection with the distribution of the securities under this prospectus, subject to certain limitations. For more information regarding the registration rights agreement, see “Selling stockholders—Relationships with Selling stockholder.” The specific terms of any such underwriting or other agreement, if not included in this prospectus, will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part. The selling stockholders may sell any or all of the securities offered by it pursuant to this prospectus.

In addition, there can be no assurance that any selling stockholder will not transfer, devise or gift securities by other means not described in this prospectus.

There can be no assurance that any selling stockholder will sell any securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts and commissions, if any. If the securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts and commissions and/or agents’ commissions. We will not receive any of the proceeds from the sale by the selling stockholders of the securities covered by this prospectus.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the settlement date for securities may be more than two business days after the trade date. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the settlement date for such securities, you will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date, to make alternative settlement arrangements to prevent a failed settlement.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders and their directors, officers and controlling persons against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which the selling stockholders may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities.

We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling stockholder’s securities, excluding any legal fees of the selling stockholder and commissions, fees and discounts of underwriters, brokers, dealers and agents.

Under our registration rights agreement with the selling stockholder, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, until the date that there are no longer any securities covered by such registration statement.

Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP and particular matters with respect to Netherlands law will be passed upon by DLA Piper Nederland N.V. and particular matters with respect to Ohio law will be passed upon by Womble Bond Dickinson (US) LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Discovery, Inc. (renamed Warner Bros. Discovery, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheets of the WarnerMedia Business as of December 31, 2021 and 2020, the related combined statements of operations, other comprehensive income, cash flows and equity for each of the three years in period ended December 31, 2021, and the related notes, incorporated in this prospectus by reference to Warner Bros. Discovery, Inc.’s Current Report on Form 8-K, filed on March 7, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.